                                                                    EXHIBIT 2.11

                                                                  EXECUTION COPY



================================================================================





                     AGREEMENT AND PLAN OF REORGANIZATION

                                 By and Among

                      Consolidation Capital Corporation,

                            RECI Acquisition Corp.,

                        Regency Electric Company, Inc.

                                      and

                        The Stockholder[s] Named Herein


                      made effective as of June 1, 1998.










================================================================================

                               Table of Contents
                                                                                 Page
1.   THE MERGER..................................................................1
          1.1   The Merger.......................................................1
          1.2   Effects of the Merger............................................1
          1.3   Certificate of Incorporation; Bylaws, Directors and Officers.....2

2.   CONVERSION AND EXCHANGE OF STOCK............................................2
          2.1   Manner of Conversion.............................................2
          2.2   Merger Consideration.............................................3
          2.3   Contingent Merger Consideration..................................4
          2.4   Exchange of Certificates and Payment of Cash.....................6

3.   POST CLOSING ADJUSTMENT; PLEDGED ASSETS.....................................8
          3.1   Post-Closing Adjustment..........................................8
          3.2   Pledged Assets...................................................9

4.   CLOSING.....................................................................10
          4.1   Location and Date................................................10
          4.2   Effect...........................................................10

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     STOCKHOLDERS................................................................10
          5.1   Due Organization.................................................11
          5.2   Authorization; Validity..........................................11
          5.3   No Conflicts.....................................................11
          5.4   Capital Stock of the Company.....................................12
          5.5   Transactions in Capital Stock....................................13
          5.6   Subsidiaries, Stock, and Notes...................................13
          5.7   Predecessor Status...............................................13
          5.8   Absence of Claims Against the Company............................13
          5.9   Financial Statements.............................................13
          5.10  Liabilities and Obligations......................................14
          5.11  Accounts and Notes Receivable....................................14
          5.12  Books and Records................................................15
          5.13  Permits..........................................................15
          5.14  Real Property....................................................15
          5.15  Personal Property................................................16
          5.16  Intellectual Property............................................17
          5.17  Material Contracts and Commitments...............................17
          5.18  Government Contracts.............................................18
          5.19  Insurance........................................................19
          5.20  Labor and Employment Matters.....................................19
          5.21  Employee Benefit Plans...........................................20
          5.22  Conformity with Law; Litigation..................................22

          5.23  Taxes.........................................................22
          5.24  Absence of Changes............................................24
          5.25  Deposit Accounts; Powers of Attorney..........................26
          5.26  Environmental Matters.........................................26
          5.27  Relations with Governments....................................28
          5.28  Disclosure....................................................28
          5.29  CCC Prospectus; Securities Representations....................28
          5.30  Affiliates....................................................28
          5.31  Location of Chief Executive Offices...........................29
          5.32  Location of Equipment and Inventory...........................29
          5.33  FIRPTA........................................................29
          5.34  Cross-Incorporation...........................................29

6.   REPRESENTATIONS OF CCC AND NEWCO.........................................29
          6.1   Due Organization..............................................29
          6.2   CCC Common Stock..............................................30
          6.3   Authorization; Validity of Obligations........................30
          6.4   No Conflicts..................................................30
          6.5   Capitalization of CCC and Ownership of CCC Stock..............31
          6.6   Conformity with Law; Litigation...............................31
          6.7   Disclosure....................................................31
          6.8   CCC Prospectus................................................32
          6.9   Registration Statement........................................32
          6.10  Investment Intent.............................................32

7.   COVENANTS................................................................32
          7.1   Tax Matters...................................................32
          7.2   Long Term Incentive Plan......................................34
          7.3   Accounts Receivable...........................................34
          7.4   401(k) Plan...................................................34
          7.5   Related Party Agreements......................................34
          7.6   Cooperation...................................................35
          7.7   Conduct of Business Pending Closing...........................35
          7.8   Access to Information.........................................36
          7.9   Prohibited Activities.........................................36
          7.9A  Permitted Distributions, Etc..................................38
          7.10  Notice to Bargaining Agents...................................39
          7.11  Sales of CCC Common Stock.....................................39
          7.12  CCC Stock Options.............................................40
          7.13  Tax Covenant..................................................41
          7.14  Tax Free Reorganization Protection............................41
          7.15  Executive Employment Agreements...............................41
          7.16  Director and Officer Indemnification..........................41
          7.17  Indemnification of License Holders............................41

8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCC
     AND NEWCO....................................................................42
          8.1   Representations and Warranties; Performance of Obligations........42
          8.2   No Litigation.....................................................42
          8.3   No Material Adverse Change........................................42
          8.4   Consents and Approvals............................................42
          8.5   Opinion of Counsel................................................42
          8.6   Charter Documents.................................................43
          8.7   Quarterly Financial Statements....................................43
          8.8   Affiliate Agreements..............................................43
          8.9   Stockholders' Release.............................................43
          8.10  Board Approval....................................................43
          8.11  Green Employment Agreement........................................43

                       9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
     AND THE STOCKHOLDERS.........................................................43
          9.1   Representations and Warranties; Performance of Obligations........43
          9.2   No Litigation.....................................................43
          9.3   Consents and Approvals............................................44
          9.4   No Material Adverse Change........................................44
          9.5   Officers and Directors of Surviving Corporation...................44
          9.6   Employment Agreements.............................................44
          9.7   Registration Statement............................................44

10.  INDEMNIFICATION..............................................................44
          10.1  General Indemnification by the Stockholders.......................44
          10.2  General Indemnification by CCC and Newco..........................45
          10.3  Limitation and Expiration.........................................45
          10.4  Indemnification Procedures........................................47
          10.5  Survival of Representations Warranties and Covenants..............49
          10.6  Exclusive Remedies................................................49
          10.7  Right to Set Off..................................................49

11.  NONCOMPETITION...............................................................49
          11.1  Prohibited Activities.............................................49
          11.2  Damages...........................................................50
          11.3  Reasonable Restraint..............................................50
          11.4  Severability; Reformation.........................................50
          11.5  Independent Covenant..............................................50
          11.6  Materiality.......................................................50

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................51
          12.1  Stockholders..................................................51
          12.2  CCC...........................................................51
          12.3  Damages.......................................................51

13.  GENERAL..................................................................51
          13.1  Termination...................................................51
          13.2  Effect of Termination.........................................52
          13.3  Successors and Assigns........................................52
          13.4  Entire Agreement; Amendment; Waiver...........................52
          13.5  Counterparts..................................................53
          13.6  Brokers and Agents............................................53
          13.7  Expenses......................................................53
          13.8  Specific Performance; Remedies................................53
          13.9  Notices.......................................................53
          13.10 Governing Law.................................................54
          13.11 Severability..................................................55
          13.12 Absence of Third Party Beneficiary Rights.....................55
          13.13 Further Representations.......................................55
          13.14 Accounting Terms..............................................55
          13.15 Representative................................................55
          13.16 Unanimous Written Consent of Stockholders.....................56

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of the 1st day of June, 1998, by and among Consolidation Capital Corporation, a Delaware corporation ("CCC"), RECI Acquisition Corp., a Florida
                                      ---
corporation and a newly-formed, wholly-owned subsidiary of CCC ("Newco"),
                                                                 -----
Regency Electric Company, Inc., a Florida corporation (the "Company"), and the
                                                            -------
stockholders identified on the signature page hereof (such stockholders and any Person who becomes a stockholder of the Company after the date hereof and prior to the Closing Date, the "Stockholders").
                          ------------

                                  BACKGROUND

     WHEREAS, the Stockholders own all of the issued and outstanding capital stock of the Company on the date hereof (the "Company Common Stock");
                                              --------------------

     WHEREAS, the respective Boards of Directors of Newco and the Company deem it advisable and in the best interests of Newco and the Company (each of which are sometimes herein referred to as the "Constituent Corporations") and their
                                         ------------------------
respective stockholders that the Company merge with and into Newco (the "Merger") pursuant to this Agreement and the applicable provisions of the law of
 ------
the State of Florida; and

     WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization (a "tax-
                                                                         ---
free reorganization") within the provisions of Sections 368(a) of the Internal
-------------------
Revenue Code of 1986, as amended (the "Code").
                                       ----

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


 1.  THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 4.2), the Company shall be merged with and into Newco pursuant to this Agreement, and the separate corporate existence of the Company shall cease. Newco, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving
                                                                    ---------
Corporation."
-----------

     1.2 EFFECTS OF THE MERGER. The Merger shall have the effects provided therefor by the 1989 Business Corporation Act of the State of Florida (the "State Corporate Laws"). Without limiting the generality of the foregoing, and
 --------------------
subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the Company and Newco, and (ii) all debts, liabilities, duties and obligations of the Company and Newco, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Company and Newco and neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

     1.3 CERTIFICATE OF INCORPORATION; BYLAWS, DIRECTORS AND OFFICERS. At the Effective Time:

          (a) The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of Newco, as amended pursuant to a certificate of merger filed with respect to the Merger, and until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporate Laws.

          (b) The name of the of the Surviving Corporation from and after the Effective Time shall be "Regency Electric Company, Inc."

          (c) The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of Newco in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the State Corporate Laws.

          (d) The initial directors of the Surviving Corporation shall be: F. Traynor Beck, Timothy C. Clayton and Alan J. Green ("Green") in each case until
                                                     -----
their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, with the addition of F. Traynor Beck as Vice President and Assistant Secretary of the Surviving Corporation, until his successor is duly elected and qualified.


 2.  CONVERSION AND EXCHANGE OF STOCK

     2.1 MANNER OF CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of CCC, Newco, the Company or the Stockholders, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

          (a) Capital Stock of Newco. Each issued and outstanding share of
              ----------------------
capital stock of Newco shall continue to be issued and outstanding and shall represent shares of stock of the Surviving Corporation. Each stock certificate of Newco evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) Cancellation of Certain Shares of Capital Stock of the Company.
              --------------------------------------------------------------
All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no stock of CCC or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Capital Stock of the Company. Subject to Section
              ------------------------------------------
2.1(d), and Sections 2.2, 2.3, 2.4, and 3.1, each issued and outstanding share of Company Common Stock (other than shares to be canceled pursuant to Section 2.1(b)), that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement (i) an amount of cash equal to the cash portion of the Base Merger Consideration (as described in Section 2.2(a)) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)), (ii) that number of shares of CCC common stock, $.001 par value ("CCC Common Stock"), valued at the Merger Price (as
                         ----------------
described in Section 2.2(a)), that is equal in value to the CCC Common Stock portion of the Base Merger Consideration (as defined in Section 2.2(a)) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)), (iii) an amount of cash equal to 50% of the Contingent Merger Consideration (as defined in Section 2.3(a)) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)), and (iv) that number of shares of CCC Common Stock, valued at the Earn Out Period Average Price (as defined in Section 2.3(e)), that is equal in value to 50% of the Contingent Merger Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the consideration therefor upon the surrender of such certificate in accordance with this Section and Sections 2.2, 2.3 and 2.4 of this Agreement.

          (d) Fractional Shares.  No fractional shares of CCC Common Stock shall
              -----------------
be issued, but if the Stockholders would otherwise be entitled to receive a fraction of a share of CCC Common Stock, the Stockholders shall receive from CCC an amount of cash equal to the Merger Price, as defined in Section 2.2(a), multiplied by the fraction of a share of CCC Common Stock to which the Stockholders would otherwise be entitled.

     2.2  MERGER CONSIDERATION.

          (a) For purposes of this Agreement, the "Base Merger Consideration"
                                                   -------------------------
shall be $80,000,000. Of the Base Merger Consideration, $40,000,000 shall be paid in cash at Closing (as defined in Section 4.1) in immediately available funds. The remaining $40,000,000 of the Base Merger Consideration shall be paid at Closing in shares of CCC Common Stock valued at a price per share (the "Merger Price") equal to the quotient determined by dividing the sum of (i) the
 ------------
closing
price of CCC Common Stock on May 12, 1998, plus (ii) the closing trading price of CCC Common Stock on the date that is three trading days prior to the Closing Date (as defined in Section 4.1 below), plus (iii) the "Interim Period Average"
                                                        ----------------------
(as such term is defined below), by three. Interim Period Average means the sum of the closing trading prices of CCC Common Stock on every trading day from and including the date referenced in clause (i) above and through and including the date referenced in clause (ii) above, divided by the number of trading days included in such period. The shares of CCC Common Stock to be issued in respect of the Base Merger Consideration shall be registered under the Securities Act of 1933, as amended (the "1933 Act"), and approved for quotation on the Nasdaq
                       --------
National Market.

          (b) The Merger Consideration has been calculated based upon several factors, including the assumption that the net worth of the Company, calculated in accordance with generally accepted accounting principles ("GAAP")
                                                              ----
consistently applied, but in any event excluding any material increase in intangible assets of the Company since December 31, 1997, shall be equal to or greater than $4,500,000 (the "Net Worth Target") as of the Closing.
                              ----------------

          (c) If, the Actual Closing Net Worth (as defined in Section 3.1), as determined pursuant to the Post-Closing Audit (as defined in Section 3.1), is less than the Net Worth Target, then following the Closing in accordance with
Section 3.1, the Base Merger Consideration delivered to the Stockholders will be adjusted downward by the difference between the Net Worth Target and the Actual Closing Net Worth (which reduction shall be made 50% in cash and 50% in CCC Common Stock valued at the Merger Price) and the Stockholders shall transfer and deliver to CCC that amount of cash and that number of shares CCC Common Stock which together represent the adjustment.

          (d) If, on or prior to the Effective Time, CCC should split or combine the CCC Common Stock, or pay a stock dividend or other stock distribution in CCC Common Stock or any other security, or otherwise change the CCC Common Stock into any other securities, or make any other dividend or distribution on the CCC Common Stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of shares of CCC Common Stock issuable as the Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

     2.3  CONTINGENT MERGER CONSIDERATION.

          (a) For purposes of this Agreement the "Contingent Merger
                                                  -----------------
Consideration" shall mean the Actual Earn Out EBIT (hereinafter defined) of the
-------------
Surviving Corporation for the twelve month period ending on May 31, 1999.

          (b) For purposes of this Section 2.3, "Actual Earn Out EBIT" means for
                                                 --------------------
the twelve month period ending on May 31, 1999, the earnings of the Surviving Corporation (A) plus interest expense, income taxes, extraordinary items, and cumulative effect of accounting changes and discontinued operations and (B) less interest income, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied; provided however, that in any event
             ----

Actual Earn Out EBIT shall exclude any increases in intangible assets of the Surviving Corporation. CCC's Accountant (hereinafter defined) will calculate the Contingent Merger Consideration and the Actual Earn Out EBIT applying the same accounting principles applied by the Company, with all such computations made (and definitions used) in the same way the computations were made (and definitions were used) by the Company prior to the Closing and will conform to the methods of accounting utilized consistently during the calendar years 1996 and 1997 for the Company, provided in each case that such computations were in accordance with GAAP.

          (c) Price Waterhouse LLP, CCC's independent accountant ("CCC's
                                                                   -----
Accountant"), will determine the Actual Earn Out EBIT within sixty (60) days
----------
following the last day of the Actual Earn Out EBIT measuring period and deliver prompt notice of such amount to the Stockholders (the "Earn Out EBIT Notice")
                                                       --------------------
with supporting documentation. The Stockholders (through the Representative as defined in Section 13.15) shall have the right to inspect, audit and make extracts from all of the records, files and books of account of CCC relating to the Actual Earn Out EBIT for purposes of verifying the amount of the consideration payable pursuant to Section 2.3, at reasonable times during business hours, upon advance notice to CCC.

          (d) The Stockholders (through the Representative) shall have thirty
(30) days from the receipt of the Earn Out EBIT Notice to notify CCC if they dispute the amount of the Actual Earn Out EBIT. If CCC has not received notice of any such dispute within such 30-day period, the Actual Earn Out EBIT contained in the Earn Out EBIT Notice shall be final. If, however, the Stockholders (through the Representative) have delivered notice of such a dispute to CCC within such 30-day period, then CCC shall, pursuant to Section 2.3(e) below, pay such amount of the Contingent Merger Consideration that is not subject to any dispute and CCC's Accountant shall select a mutually agreeable partner at an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years and is one of the six largest accounting firms in the United States (each, a "New Accounting Firm") to review
                                                -------------------
the amount of the disputed Actual Earn Out EBIT, the books of the Surviving Corporation, and the Earn Out EBIT Notice (and related information) to determine the amount, if any, that the Actual Earn Out EBIT is in error. The New Accounting Firm shall make its determination of the Actual Earn Out EBIT (the "Revised Earn Out EBIT") if any, within thirty (30) days of its selection. The
 ---------------------
Revised Earn Out EBIT shall be final and binding on the parties hereto, and, upon such determination, CCC shall be entitled or required to adjust the Actual Earn Out EBIT accordingly. If the Revised Earn Out EBIT is higher than the Actual Earn Out EBIT, CCC shall pay to the Stockholders interest, at the Prime Rate (defined below), on the deficiency from the date that is three months after the end of the period with respect to which the disputed Actual Earn Out EBIT is calculated. The costs of the New Accounting Firm shall be borne by CCC if the Revised Earn Out EBIT is higher than the Actual Earn Out EBIT and by the Stockholders in all other cases. For purposes of this Section, the term "Prime
                                                                          -----
Rate" shall mean the annual rate of interest announced by Citibank, N.A. in New
----
York, New York as its prime rate in effect on the Contingent Merger Consideration Payment Date.

          (e) The Contingent Merger Consideration described in Section 2.3 (a), will be paid 50% in cash and 50% in shares of CCC Common Stock and the cash portion of the Contingent Merger Consideration will be paid in a single lump payment by federal wire transfer of same day funds immediately following the determination of the Actual Earn Out EBIT by CCC's Accountant. For purposes of determining the number of shares of CCC Common Stock that are issuable as part of the Contingent Merger Consideration, the value of each such share shall be equal to the Earn Out Period Average Price (defined below). The "Earn Out Period Average Price" means the quotient
                       -----------------------------
determined by dividing the sum of the closing trading price of a share of CCC Common Stock on the Nasdaq National Market on each trading day from and including the date that is thirty (30) trading days prior to, and including, May 31, 1999, by thirty (30). The date or dates on which the Contingent Merger Consideration is paid to the Stockholders is hereinafter referred to as the "Contingent Merger Consideration Payment Date." The certificates evidencing CCC Common Stock received as part of the Merger Consideration shall be issued in the denominations and names of the Stockholders as set forth in written instructions delivered by the Stockholders to CCC at least five (5) business days prior to the Closing Date and the Contingent Merger Consideration Payment Date or Dates, as applicable.

          (f) If, on or prior to a Contingent Merger Consideration Payment Date but after calculation of the Earn Out Period Average Price with respect thereto, CCC should split or combine the CCC Common Stock, or pay a stock dividend or other stock distribution in CCC Common Stock or any other security, or otherwise change the CCC Common Stock into any other securities, or make any other dividend or distribution on the CCC Common Stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of shares of CCC Common stock issuable as the Contingent Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

          (g) The shares of CCC Common Stock to be issued as part of the Contingent Merger Consideration shall be registered under the Securities Act and approved for quotation on the Nasdaq National Market.

          (h) CCC and Newco agree that separate books and records will be kept for the Surviving Corporation from the Closing Date through the Contingent Merger Consideration Payment Date.

     2.4  EXCHANGE OF CERTIFICATES AND PAYMENT OF CASH.

          (a) Delivery of Consideration. At Closing, in exchange for the
              -------------------------
outstanding shares of capital stock of the Company, CCC shall cause to be made available to the Stockholders the Base Merger Consideration (including cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 2.1(d)), with all cash payments to be made by federal wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Stockholders at least two business days prior to Closing. The certificates evidencing the CCC Common Stock component of the Base Merger Consideration and the Contingent Merger Consideration (the cash and the CCC Common Stock components of the Base Merger Consideration and the Contingent Merger Consideration are referred to together as the "Merger Consideration") shall bear
                                               --------------------
appropriate legends pursuant to the terms of this Agreement and any applicable Affiliate Agreement (as described in Section 8.8), and CCC shall be entitled to issue appropriate stop transfer instructions to its transfer agent consistent with the terms of this Agreement and any applicable Affiliate Agreement.

          (b) Certificate Delivery Requirements.  At the Effective Time, the
              ---------------------------------
Stockholders shall deliver to CCC the certificates (the "Certificates")
                                                         ------------
representing Company Common Stock owned by them, accompanied by blank stock powers duly executed by each respective Stockholder and with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled. Each Stockholder shall promptly cure any deficiencies with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled. Until delivered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the cash and number of shares of CCC Common Stock as provided by this
Article 2 and the applicable provisions of the State Corporate Laws.

          (c) No Further Ownership Rights in Capital Stock of the Company.  All
              -----------------------------------------------------------
CCC Common Stock and cash to be delivered (including CCC Common Stock delivered but withheld pursuant to Section 3.2(a)) upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock, and, following the Effective Time, the Stockholders shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.4.

          (d) Lost, Stolen or Destroyed Certificates.  If any certificates
              --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, then CCC shall cause payment to be made of such shares of CCC Common Stock and cash as provided in Section 2.1 in exchange for such lost, stolen or destroyed certificates, upon the delivery to CCC of an affidavit of that fact by the holder thereof; provided, however that CCC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an agreement of indemnity against any claim that may be made against CCC with respect to the certificates alleged to have been lost, stolen or destroyed.

          (e) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 2.4, none of the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

3.   POST CLOSING ADJUSTMENT; PLEDGED ASSETS

     3.1  POST-CLOSING ADJUSTMENT.

          (a) The Base Merger Consideration shall be subject to adjustment after the Closing Date as specified in this Section 3.1.

          (b) Within one hundred twenty (120) days following the Effective Time, CCC shall cause CCC's Accountant to audit (the "Post-Closing Audit") the
                                                ------------------
Surviving Company's books to determine the actual Company net worth as of Closing without regard to the impact of the award, payment or redemption of stock appreciation rights granted pursuant to the January 1998 Stock Appreciation Rights Plan of the Company (the "Actual Closing Net Worth"). The
                                              ------------------------
parties acknowledge and agree that Actual Closing Net Worth shall be determined in accordance with GAAP, provided that no increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after December 31, 1997 shall be taken into account and no write-offs shall be proposed, other than regular depreciation between December 31, 1997 and March 31, 1998 in accordance with GAAP consistently applied. The Stockholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with CCC and CCC's Accountant after the Closing Date in furnishing information, documents, evidence and other assistance to CCC's Accountant to facilitate the completion of the Post-Closing Audit within the aforementioned time period. Without limiting the generality of the foregoing, within two weeks after the Closing the Stockholders shall provide CCC's Accountants with the information and/or documents reasonably requested by them. In the event that CCC's Accountant determines that the Actual Closing Net Worth was less than the Net Worth Target, CCC shall deliver a written notice (the "Financial Adjustment Notice") to the Stockholders setting forth (i) the
      ---------------------------
determination made by CCC's Accountant of the Actual Closing Net Worth, and (ii) the amount of the Adjustment to the Base Merger Consideration pursuant to the provisions of Section 2.2(c) (the "Merger Consideration Adjustment").
                                   -------------------------------

          (c) The Stockholders shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify CCC if they dispute such Financial Adjustment Notice. If CCC has not received notice of such a dispute within such 30-day period, CCC shall be entitled to receive the Merger Consideration Adjustment, as provided in Section 2.2(c). If, however, the Stockholders have delivered notice of such a dispute to CCC within such 30-day period, then CCC's Accountant shall select a mutually agreeable partner at an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review the Surviving Corporation's books and Financial Adjustment Notice (and related information) to determine the amount, if any, of the Merger Consideration Adjustment. The independent accounting firm shall make its determination of the Merger Consideration Adjustment, if any, within thirty (30) days of its selection. The determination made by the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, CCC shall be entitled to receive the Merger Consideration Adjustment (which shall be from the Pledged Assets as defined in Section 3.2). The costs of the independent accounting firm shall be borne by the party (either CCC or the Stockholders) whose determination of the Company's net worth at Closing was further from the determination of the independent accounting firm, or equally by CCC and the Stockholders in the event that the determination by the independent accounting firm is equidistant between the disputed determinations by CCC and the Stockholders.

     3.2  PLEDGED ASSETS.

          (a) As collateral security for the payment of any Merger Consideration Adjustment or any indemnification obligations of the Stockholders pursuant to (and subject to the limitations of) Article 10, Green shall, at the Closing, transfer, pledge and assign to CCC, for the benefit of CCC, a security interest in the following assets (the "Pledged Assets"):
                                       --------------

               (i) Green's portion of shares of CCC Common Stock with a value, based on the Merger Price, equal to ten percent (10%) of the Merger Consideration, and the certificates and instruments, if any, representing or evidencing such Pledged Assets;

               (ii) all securities hereafter delivered to Green with respect to or in substitution for the Pledged Assets, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event Green receives any such property, Green shall hold such property in trust for CCC and shall immediately deliver such property to CCC to be held hereunder as Pledged Assets; and

               (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

          (b) Each certificate, if any, evidencing the Pledged Assets issued in Green's name in the Merger shall be delivered to CCC directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at CCC's request in accordance with the terms and provisions of this Agreement. Green shall, at the Closing, deliver to CCC, for each such certificate, a stock power duly signed in blank by him. All shares of CCC Common Stock comprising the Pledged Assets shall not be commingled with the assets of CCC or any of its subsidiaries.

          (c) The Pledged Assets shall be available to satisfy the Merger Consideration Adjustment and any indemnification obligations of the Stockholders pursuant to (and subject to the limitations of) Article 10 until the date which is one year after the Effective Time (the "Release Date"). Promptly following
                                           ------------
the Release Date, CCC shall release such pledge and return or cause to be returned to Green the Pledged Assets (including dividends and distributions with respect to shares of CCC Common Stock subject to pledge), less Pledged Assets having an aggregate value equal to the amount of (i) any finally adjudicated claim (to the extent not fully satisfied) or any pending claim for indemnification made by any Indemnified Party (as defined in Article 10) subject to the limitations of Article 10, and (ii) any indemnification obligations of any Stockholder pursuant to Article 10 subject to the limitations of Article 10 to the extent previously paid from the Pledged Assets. For purposes of the preceding sentence and Article 10, the CCC Common Stock held as

Pledged Assets and applied to satisfy the Merger Consideration Adjustment or any indemnification obligation under Article 10 shall be valued at the average of the last daily trading price per share on the Nasdaq National Market of CCC Common Stock for the fifteen trading days prior to the satisfaction of the Merger Consideration Adjustment or an indemnification obligation pursuant to
Article 10, as the case may be. Notwithstanding the foregoing or anything to the contrary herein, the Stockholders shall be entitled to satisfy any claims relating to the Pledged Assets, including but not limited to any indemnification pursuant to Article 10 hereof, with cash, in lieu of shares of CCC Common Stock constituting Pledged Assets.

          (d) While any shares of CCC Common Stock remain subject to the pledge set forth herein, and pending the disbursement thereof in accordance with this
Section 3.2, Green shall have all the rights of a stockholder of CCC with respect to such shares (including without limitation the right to vote such shares in accordance with his interest therein and the right to receive dividends and distributions thereon), except (i) the right of possession thereof, (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such shares or any interest therein and (iii) the right to possession of any dividends or other distributions received in respect thereof.


 4.  CLOSING

     4.1 LOCATION AND DATE. The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of [Morgan, Lewis & Bockius LLP, 1800 M Street, NW, Washington, D.C. 20036], on June [__], 1998, providing that all conditions to Closing shall have been satisfied or waived, or at such other time, place and date as CCC, the Company and the Stockholders may mutually agree, which date shall be referred to as the "Closing Date."
        ------------

     4.2 EFFECT. On the Closing Date, a certificate of merger, or other appropriate documents executed in accordance with the State Corporate Laws (the "Merger Documents"), together with any required officers' certificates, shall be
 ----------------
filed in accordance with the provisions of the State Corporate Laws. The Merger shall become effective upon such filing or at such later time as may be specified in such filing (the "Effective Time").
                               --------------


 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

     To induce CCC and Newco to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company (with respect to representations relating to the Company only) and the Stockholders, jointly and severally, represent and warrant to CCC and Newco, as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's
                             ------------------------          ---------
knowledge," or words of similar import, mean the actual knowledge of Green and
---------
Nancy Hanna).

     5.1 DUE ORGANIZATION. The Company, and each subsidiary of the Company listed on Schedule 5.6(a) (each, a "Subsidiary" and together the
                                    ----------
"Subsidiaries"), is a corporation duly organized, validly existing and in good
 ------------
standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Company on a consolidated basis with its Subsidiaries, taken as a whole, provided that the foregoing shall not include any material adverse effect attributable to (a) factors affecting the electrical contracting industry generally, (b) general national, regional or local economic or financial conditions, (c) changes in governmental or legislative laws, rules or regulations, or (d) actions taken by CCC or any affiliate of CCC ("Material Adverse Effect"). SCHEDULE 5.l hereto contains (i) a
                   -----------------------
list of all jurisdictions in which the Company and its Subsidiaries conduct business and (ii) a list of all jurisdictions in which the Company and its Subsidiaries are authorized or qualified to do business as a foreign corporation. The Company and each Subsidiary is in good standing in all jurisdictions where the failure to be in good standing would have a Material Adverse Effect. The Company has delivered to CCC or given CCC access to true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Company and each Subsidiary. Such Certificates of Incorporation and Bylaws are collectively referred to as the "Charter Documents." Neither the Company nor
                                     -----------------
any Subsidiary is in violation of their respective Charter Documents. The minute books, original stock ledger and corporate seal of the Company and each Subsidiary have been made available to CCC and are correct and, except as set forth in SCHEDULE 5.1, complete in all material respects.

     5.2 AUTHORIZATION; VALIDITY. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each Stockholder has the full legal right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and will be approved by the Stockholders prior to Closing and, subject to the foregoing, this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Company and the Stockholders, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.3 NO CONFLICTS. Except as set forth on SCHEDULES 5.3 OR 5.13, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

          (b) other than such as would not, individually or in the aggregate, have a Material Adverse Effect, conflict with, or result in a default (or an event that would constitute a default but for the requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company, any Subsidiary or any Stockholder is a party or by which the Company, any Subsidiary or any Stockholder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's or any Subsidiary's properties pursuant to (i) any law or regulation to which the Company, any Subsidiary or any Stockholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company, any Subsidiary or any Stockholder is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, surety bond, insurance coverage, contractual right or other authorization of the Company or any Subsidiary;

          (d) violate any material law, order, judgment, rule, regulation, decree or ordinance to which the Company, any Subsidiary or any Stockholder is subject or by which the Company or any Stockholder is bound; or

          (e)  require the consent of any third party.

     5.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 100,000 shares of Common Stock, par value $0.01 per share, of which 10,000 shares are voting stock and 90,000 shares are non-voting stock. There are 1,000 shares of voting stock that are issued and outstanding and 9,000 shares of non-voting stock that are issued and outstanding. No shares are held as treasury stock. Except as disclosed in SCHEDULE 5.4, all of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders in the respective amounts set forth on SCHEDULE 5.4, free and clear of all Liens (defined below). SCHEDULE 5.4 attached hereto sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares of each Subsidiary which are issued and outstanding, all of which shares are owned by the Company free and clear of all Liens. All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company. For purposes of this Agreement, "Lien" means any mortgage, security interest,
                             ----
pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     5.5 TRANSACTIONS IN CAPITAL STOCK. Except as disclosed in SCHEDULE 5.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company or any Subsidiary to issue, sell or otherwise cause to become outstanding any shares of capital stock. Except as disclosed in Schedule 5.5, neither the Company nor any Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     5.6  SUBSIDIARIES, STOCK, AND NOTES.

          (a) Except as set forth in SCHEDULE 5.6(A), the Company has no subsidiaries.

          (b) Except as set forth on SCHEDULE 5.6(B), neither the Company nor any Subsidiary presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company or any Subsidiary, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

          (c) Except as set forth on SCHEDULE 5.6(C), there are no promissory notes that have been issued to, or are held by, the Company or any Subsidiary.

     5.7 PREDECESSOR STATUS. SCHEDULE 5.7 sets forth a list of all names of all predecessor companies of the Company and each Subsidiary, including the names of any entities from which the Company and each Subsidiary previously acquired substantially all of the assets. Except as set forth in SCHEDULE 5.7, neither the Company nor any Subsidiary has ever been a subsidiary or division of another corporation (other than the Company).

     5.8 ABSENCE OF CLAIMS AGAINST THE COMPANY. Except as set forth in SCHEDULE 5.8, no Stockholder has made any claims against the Company or any Subsidiary, nor, to the knowledge of the Company, has any such claim been threatened.

     5.9 FINANCIAL STATEMENTS. SCHEDULE 5.9 includes (a) copies of the Company's audited consolidated balance sheet as of December 31, 1997 (the "Balance Sheet Date") (December 31, 1997 being the end of its most recently
 ------------------
completed fiscal year), and consolidated income statements and statements of cash flows for the years ended December 31, 1997, 1996 and 1995 (collectively, the "Audited Financials") and (b) copies of the Company's unaudited consolidated
     ------------------
balance sheet (the "Interim Balance Sheet") as of March 31, 1998 and
                    ---------------------
consolidated income statement and statement of cash flows, for the three-month period then ended (collectively, the "Interim Financials," and together with the
                                      ------------------
Audited Financials, the "Company Financial Statements"). Except as noted on the
                         ----------------------------
auditors' report accompanying the Audited Financials, the Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject to, in the case of the Interim Financials, (i) the exceptions stated on
SCHEDULE 5.9, and (ii) the omission of footnote information and, in the case of the Interim Financial Statements, normal year end adjustments. Except as set forth in SCHEDULE 5.9 or as noted on the accompanying auditor's report, each balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company on a consolidated basis as of the date indicated thereon, and each of the income statements included in the Company Financial Statements presents fairly the results of its operations for the periods indicated thereon, in each case in accordance with GAAP.

     5.10  LIABILITIES AND OBLIGATIONS.

           (a) Neither the Company nor any Subsidiary is liable for or subject to any liabilities except for:

                (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

                (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement to which the Company or any of its Subsidiaries is a party;

                (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material; and

                (iv)   those liabilities set forth on SCHEDULE 5.10.

           (b) The Company has provided to CCC, in the case of those liabilities which are not fixed or are contested, its good faith estimate of the maximum amount which may be payable.

           (c) SCHEDULE 5.10 also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company, any Subsidiary or the Surviving Corporation would require additional material expenditures of capital.

           (d)  For purposes of this Section 5.10, the term "liabilities" shall
                                                             -----------
include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. SCHEDULE 5.10 contains a complete list of all indebtedness of the Company and its Subsidiaries for borrowed money as of the Balance Sheet Date.

     5.11  ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as SCHEDULE 5.11 is an accurate list, as of a date not more than five (5) business days prior to the date hereof, of the accounts and notes receivable of the Company and each Subsidiary (including without limitation receivables from and advances to employees, former employees, and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). On the Closing Date, the Company will
                    -------------------
deliver to CCC an accurate list, as of a date not more than five (5) business days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business or such other valid obligations arising from receivables from and advances to employees, former employees or the Stockholders.

     5.12 BOOKS AND RECORDS. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and each Subsidiary.

     5.13 PERMITS. Except as set forth on SCHEDULE 5.13, the Company and its Subsidiaries own or hold all material licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of their businesses as they are currently being conducted (the "Permits"). The
                                                             -------
Permits are valid, and neither the Company nor any Subsidiary has received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. Except as set forth on SCHEDULE 5.13, no present or former officer, manager, member or employee of the Company, any Subsidiary or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company and each Subsidiary has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, except where such non-compliance or violation would not have a Material Adverse Effect. Except as set forth on SCHEDULES 5.3 or 5.13, the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or any Subsidiary by, any Permit.

     5.14  REAL PROPERTY.

           (a)  For purposes of this Agreement, "Real Property" means all of the
                                                 -------------
Company's and each Subsidiary's interest in real property, including, without limitation, fee estates, leaseholds and subleaseholds, purchase options with respect to real property, easements, licenses with respect to real property, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof.

           (b) Neither the Company nor any Subsidiary has any fee ownership in any Real Property.

           (c) SCHEDULE 5.14(c) contains an accurate description as of the date of this Agreement of all Real Property (including street address, legal description (where known), owner and Company's or its Subsidiaries' use thereof) and, to the Company's knowledge, any Liens other than for: (A) Liens for current taxes not yet due and payable or in dispute (to the extent the Company has established a reasonable reserve therefore in accordance with GAAP), (B) easements, covenants, conditions, restrictions, rights of way and title defects reflected in the public records, and any matters which would be reflected in a current, accurate survey of the owned Real Property and which will not individually, or in the aggregate, materially interfere with the right or ability of CCC to use or operate the owned Real Property as the owned Real Property is currently used by the Company, (C) Liens securing indebtedness for borrowed money that CCC or one of its affiliates has agreed to assume at Closing, as set forth on SCHEDULE 5.14(c)(i), (D) landlord's Liens and Liens for property taxes not delinquent,
(E) statutory Liens that were created in the ordinary course of business not delinquent, (F) restrictions or rights granted to governmental authorities under applicable law, (G) zoning, building, or similar restrictions relating to or affecting property, and (H) all matters of record, including leasehold interests in real property owned by others and operating leases for personal property and leased interests in property leased to others (collectively, "Permitted
                                                              ---------
Encumbrances").
------------

           (d) The Company and each Subsidiary: (i) holds no interest as landlord in any Real Property; (ii) has a valid leasehold interest as tenant in all the Real Property listed as leased by the respective Company or Subsidiary on SCHEDULE 5.14(C) (the "leased Real Property"); (iii) is not in default of any
                          --------------------
of its obligations under any lease relating to the leased Real Property, nor has an event occurred which, with the giving of notice or the passage of time, could become an event of default; (iv) has no knowledge of any default by the landlord under any lease relating to the leased Real Property; (v) has paid all rent due under each lease relating to the leased Real Property with respect to the period through the Closing Date; and (vi) has not exercised any termination or purchase option under any lease relating to the leased Real Property.

           (e) The Company has made available to CCC true and complete copies of each lease relating to the leased Real Property and all amendments, renewals, extensions, modifications or supplements thereto, and all correspondence pursuant to which any party to any of such leases declared a default thereunder or provided notice of the exercise of any option granted to such party under such lease.

           (f) Except as provided on SCHEDULE 5.3, none of the leases relating to the leased Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

     5.15  PERSONAL PROPERTY.

           (a) The Company and each Subsidiary currently owns or leases all personal property necessary to conduct its business and operations as they are currently being conducted.

           (b) All of the trucks and other material machinery and equipment of the Company and each Subsidiary are in good working order and condition, ordinary wear and tear excepted. All leases for the personal property necessary to conduct the business and operations of the Company and each Subsidiary are in full force and effect and constitute valid and binding agreements of the Company and each Subsidiary, as applicable, and neither Company nor any Subsidiary, as applicable, is in breach of any of their material terms. All fixed assets used by the Company and each Subsidiary that are material to the operation of its business are either owned by the applicable Company or Subsidiary or leased under an agreement.

     5.16 INTELLECTUAL PROPERTY. Neither the Company nor any Subsidiary uses or employs any copyrights, patents, trade names, trade secrets, registered and unregistered trademarks, service marks, trade dress, franchises, domain names or similar rights in the business of the Company or its Subsidiaries.

     5.17  MATERIAL CONTRACTS AND COMMITMENTS.

           (a) The Company has made available each written contract, commitment, lease, instrument, agreement or contracting license to which the Company or any Subsidiary is a party or by which any of their respective properties are bound (including without limitation, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company or any Subsidiary on the one hand and on the other hand any affiliate of the Company or any Subsidiary or any officer, director or shareholder of the Company or any Subsidiary are parties ("Related
                                                                       -------
Party Agreements"); (ii) that may give rise to obligations or liabilities
----------------
exceeding, during the current term thereof, $50,000 individually, or that may generate revenues or income exceeding, during the current term thereof, $50,000 individually (collectively with the Related Party Agreements, the "Material
                                                                   --------
Contracts"); or (iii) that provides rights to indemnification to any current or
---------
former directors, officers, employees or agents of the Company or any Subsidiary. Other than as disclosed on SCHEDULE 5.17(A) the Company and each Subsidiary has complied with all of its material commitments and obligations, is not in default under any of the Material Contracts, except as arising in the ordinary course of business, has no contracts under which the work has been substantially delayed or changed for which proper compensation is not expected, has no pending or expected claims in excess of $50,000 against a prime contractor or owner in connection with completed work or work in progress, and has not received any notice of default with respect to any obligation thereof, and there are no Material Contracts that were not negotiated at arm's length.

           (b)  Each Material Contract, except those terminated pursuant to
Section 7.4, is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the knowledge of the Company, is not subject to any default thereunder by any party obligated to the Company or its Subsidiaries pursuant thereto.

           (c)  The outstanding balance on all loans or credit agreements either
(i) between the Company and any Person in which any Stockholder owns a material interest, or (ii) guaranteed by the Company for the benefit of any Person in which any Stockholder owns a material interest, are set forth in SCHEDULE 5.17(C) as of the date indicated therein.

     5.18  GOVERNMENT CONTRACTS.

           (a) The Company has made available to CCC any government contracts to which it or any Subsidiary is a party.

           (b) Neither the Company nor any Subsidiary has been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any such suspension or debarment action been threatened or commenced.

           (c) Except as set forth on SCHEDULE 5.18, to the knowledge of the Company, neither the Company nor any Subsidiary has been, nor is it now being, audited, or investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of the Company has such audit or investigation been threatened in writing.

           (d) Except as set forth on SCHEDULE 5.18, neither the Company nor any Subsidiary has any material dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

           (e) Neither the Company nor any Subsidiary has, with respect to any government contract, received a cure notice advising the Company or Subsidiary that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

           (f) Neither the Company nor any Subsidiary has submitted any cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government which was inaccurate, untruthful or misleading in any material respect.

           (g) No employee of the Company or any Subsidiary is in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the Company's or any Subsidiary's business under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

           (h) Except as set forth on SCHEDULE 5.18, each of the Company's and each Subsidiary's government contracts has been issued, awarded or novated to the Company or any Subsidiary in the Company's or such Subsidiary's name.

           (i) Except as set forth on SCHEDULE 5.18, the Company's and each Subsidiary's cost accounting records can be adjusted in conformance with the requirements of the Federal Acquisition Regulations to the extent applicable.

     5.19 INSURANCE. SCHEDULE 5.19 sets forth, as of the date of this Agreement, an accurate list of all insurance policies carried by the Company and its Subsidiaries and the Company has delivered to CCC all insurance loss runs or workers' compensation claims received for the past two policy years with respect to the Company and its Subsidiaries. The Company has delivered to CCC complete correct copies of all current insurance policies, all of which are in full force and effect other than the omission of additional insured parties. All premiums payable under all such policies have been paid and the Company and each Subsidiary is otherwise in compliance with the terms of such policies. The insurance carried by the Company and each Subsidiary with respect to its properties, assets and business is, to the Company's knowledge, with financially sound insurers. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

     5.20 LABOR AND EMPLOYMENT MATTERS. Except as set forth in SCHEDULE 5.20, as of the date of this Agreement, with respect to employees of and service providers to the Company and each Subsidiary:

           (a) during the last two years, the Company and each Subsidiary is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting minimum wage and overtime payments, employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

           (b) there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company or any Subsidiary pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

           (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened, against or directly affecting the Company or any Subsidiary;

           (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's knowledge, no claims therefor exist or have been threatened;

           (e) the employees of the Company and each Subsidiary are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary; and

           (f) all persons classified by the Company or any Subsidiary as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the

Company and each Subsidiary has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

     5.21 EMPLOYEE BENEFIT PLANS. Attached hereto as SCHEDULE 5.21 is a list of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multiemployer plans and all multiple employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the Company and
  -----
each Subsidiary, or to which the Company or any Subsidiary currently contributes (including, without limitation, any such plan or arrangement created by any agreements, including any employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements,
            ----------------
together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). To the knowledge of the
                                              -----
Company, SCHEDULE 5.21 sets forth each plan or arrangement that would have been an employee pension or welfare benefit plan described in the first sentence of this Section 5.21 but for its termination within the past three years.

     All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the
                                   ---------------
Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, as listed on SCHEDULE 5.21. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. None of:
(i) any Stockholder; (ii) any Plan; or (iii) the Company or any Subsidiary has engaged in any non-exempt transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and neither the Company nor any Subsidiary currently has (nor at the Closing Date will have) any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such Plan
                                           ----
under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty; and neither the Company nor any member of a "controlled group" with the
                                                      ----------------
Company (as defined in ERISA Section 4001(a)(14)) currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multiemployer pension plan" (as defined in ERISA Section 4001(a)(14), nor has
 --------------------------
any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred directly or indirectly by the Company. Further, except as set forth on SCHEDULE 5.21:

               (a) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and issuance of a favorable determination letter by the Internal Revenue Service;

               (b) no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is
                                       -----------------
defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported (other than reportable events as to which the PBGC has waived the notice requirements);

               (d) the valuation of assets of any Qualified Plan subject to Title IV of ERISA, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

               (e) with respect to Plans which qualify as "group health plans"
                                                           ------------------
under Section 5000(b)(1) of the Internal Revenue Code and Sections 607(1) and 733(a) of ERISA and related regulations, the Company, each Subsidiary and the Stockholder have complied (and on the Closing Date will have complied), in all material respects with all reporting, disclosure, notice, election, coverage and other benefit requirements imposed under Sections 4980B and 9801-9833 of the Internal Revenue Code and Sections 601-734 of ERISA as and when applicable to such plans, and neither the Company nor any Subsidiary has any (nor does the Company have any reasonable basis to believe that it or its Subsidiaries will incur any) direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax, penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, any Subsidiary or the Stockholders, at any time prior to the Closing Date, to comply with any such federal or state requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the Company, any Subsidiary or the Stockholders with respect to such group health plans;

               (f) neither the Company nor any Subsidiary is now or within the past five years has been a member of a "controlled group" as defined in ERISA Section 4001(a)(14) (other than with respect to its Subsidiaries);

               (g) except as set forth in SCHEDULE 5.21(G), there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding and to the Company's knowledge, there is no threatened (in writing) litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or any disputed claim, settlement or adjudication (other than routine claims for benefits) with respect to any fiduciary, administrator, party in interest or sponsor thereof (in their capacities as such);

               (h) as required in accordance with GAAP, the Company Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans as of the date thereof, and no material funding changes or irregularities not reflected thereon would cause such Company Financial Statements to be inaccurate; and

               (i) neither the Company nor any Subsidiary has incurred liability under Section 4062, 4063 or 4064 of ERISA.

       5.22    CONFORMITY WITH LAW; LITIGATION.

               (a) Except as set forth on SCHEDULE 5.22(A), neither the Company nor any Subsidiary is in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on the Company and its Subsidiaries take as a whole. The Company and each of its Subsidiaries has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

               (b) Except as set forth on SCHEDULE 5.22(B), as of the date of this Agreement, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company or any of its Subsidiaries which might have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. As of the date of this Agreement, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any Subsidiary or against any of their properties or businesses which might have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

               (c) Green has not at any time: (i) committed any criminal act (expect for minor traffic violations); (ii) engaged in acts of fraud, dishonesty, gross negligence or moral turpitude; (iii) filed for personal bankruptcy; of (iv) been an officer, director, manager, trustee or controlling shareholder of a company that filed for bankruptcy or Chapter 11 protection.

       5.23    TAXES.

               (a) Except as set forth on SCHEDULE 5.23:

                   (i) The Company and each Subsidiary has timely filed all Tax Returns (as defined below) due on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects.

                   (ii) The Company and each Subsidiary has paid in full on a timely basis all Taxes (as defined below) owed by it.

                   (iii) The amount of the Company's and its Subsidiaries' liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of the Company's and its Subsidiaries' liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company and its Subsidiaries on the Closing Date.

                   (iv) There are no ongoing examinations or claims against the Company or any Subsidiary for Taxes, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received.

                   (v) The Company and each Subsidiary has a taxable year ended on December 31, in each year commencing from the incorporation of the Company and each Subsidiary.

                   (vi) The Company and each Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past 10 years. The Company and its Subsidiaries have not agreed to, and are not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                   (vii) The Company and each Subsidiary has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

                   (viii) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of the Company and each Subsidiary for the last three fiscal years have been made available to CCC.

                   (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company or any Subsidiary relating to or attributable to Taxes, except for Permitted Encumbrances.

                   (x) To the Company's knowledge, except for Permitted Encumbrances, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any Subsidiary or otherwise have an adverse effect on the Company and its Subsidiaries or their businesses.

                   (xi) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                   (xii) The Company and its Subsidiaries are not, and have not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and neither the Company nor any Subsidiary has assumed the tax liability of any other person under contract.

                   (xiii) To the knowledge of the Company and the Stockholders, neither the Company, any Subsidiary nor any Stockholder has taken any action or refrained from taking any action that would cause the Merger not to qualify as a reorganization as defined under Code Section 368(a)(1)(A) and Section 368(a)(2)(D).

               (b) For purposes of this Agreement:

                   (i)     the term "Tax" shall include any tax or similar
                                     ---
governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipt taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

                   (ii)    the term "Tax Return" shall mean any return
                                     ----------
(including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

       5.24 ABSENCE OF CHANGES. Since the Interim Balance Sheet Date, the Company and each Subsidiary has conducted its business in the ordinary course and, between the Interim Balance Sheet Date and the date of this Agreement except as contemplated herein or as set forth on SCHEDULE 5.24, there has not been:

               (a) any change that by itself or together with other changes has had a Material Adverse Effect;

               (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of the Company and its Subsidiaries taken as a whole;

               (c) any change in the authorized capital of the Company or any Subsidiary or in their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (d) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company or any Subsidiary to any of their officers, directors, Stockholders, employees, consultants or agents, except in the ordinary course of business consistent with past practice or as required by contract or law;

               (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, which has had a Material Adverse Effect;

               (f) any sale or transfer, or any agreement to sell or transfer, any material assets property or rights of the Company or any Subsidiary to any person other than distributions to Stockholders of assets not used in the operation of the business;

               (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or any Subsidiary, including without limitation any indebtedness or obligation of any Stockholder and his affiliates owing to the Company or any Subsidiary, provided that the Company and its Subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

               (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or any Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company or any Subsidiary;

               (j) any waiver of any material rights or claims of the Company or any Subsidiary;

               (k) to the knowledge of the Company any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company or any Subsidiary is a party other than in the ordinary course of business;

               (l) any transaction by the Company or any Subsidiary outside the ordinary course of business;

               (m) any individual capital commitment by the Company or any Subsidiary exceeding $50,000;

               (n) other than as previously disclosed to CCC, any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Subsidiary or the revaluation by the Company or any Subsidiary of any of their assets;

               (o) any creation or assumption by the Company or any Subsidiary of any Lien on any asset (other than Permitted Encumbrances, Liens arising under existing lease financing arrangements which are not material and Liens for Taxes not yet due and payable);

               (p) any entry into, amendment of, relinquishment, termination or non- renewal by the Company or any Subsidiary of any Material Contract, other than in the ordinary course of business;

               (q) any loan by the Company or any Subsidiary to any person or entity, incurring by the Company or any Subsidiary, of any indebtedness for borrowed money, guaranteeing by the Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others;

               (r) the commencement or notice or, to the knowledge of the Company and the Stockholders, written threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any Subsidiary or any of their affairs; or

               (s) to the knowledge of the Company, negotiation or agreement by the Company or any Subsidiary or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with CCC and its representatives regarding the transactions contemplated by this Agreement).

       5.25 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 5.25 sets forth a complete and accurate list as of the date of this Agreement, of:

               (a) the name of each financial institution in which the Company and each Subsidiary has any account or safe deposit box;

               (b) the names in which the accounts or boxes are held;

               (c) the type of account;

               (d) the name of each person authorized to draw thereon or have access thereto; and

               (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and each Subsidiary and a description of the terms of such power.

       5.26    ENVIRONMENTAL MATTERS.

               (a) Hazardous Material. To the knowledge of the Company other
                   ------------------
than as set forth on SCHEDULE 5.26, no underground storage tanks and no amount of any substance that has been regulated by any applicable law as radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office, janitorial, vehicular and similar supplies properly and safely maintained (a "Hazardous Material"),
                                                        ------------------
are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company and each Subsidiary has at any time owned, operated, occupied or leased. SCHEDULE 5.26 identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks are located on Real Property owned or leased by the Company and each Subsidiary.

               (b) Hazardous Materials Activities. Neither the Company nor any
                   ------------------------------
Subsidiary has transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials
                                                ---------------------------
Activities") in violation of any rule, regulation, or statute promulgated by any
----------
Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Company Hazardous Material Activity.

               (c) Permits. The Company and each Subsidiary currently holds all
                   -------
environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous
 ---------------------
Material Activities and other business of the Company and each Subsidiary as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company and each Subsidiary (A) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. SCHEDULE 5.26 includes a listing and description of all Environmental Permits currently held by the Company and each Subsidiary.

               (d) Environmental Liabilities. No action, proceeding, revocation
                   -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending against the Company or any Subsidiary, or to the knowledge of the Company, threatened against the Company or any Subsidiary concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. There are no present or, to the knowledge of the Company, no past actions, activities, circumstances, conditions, events, or incidents that could involve the Company or any Subsidiary (or any person or entity whose liability the Company or any Subsidiary has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company or any Subsidiary (or any person or entity whose liability the Company or any Subsidiary has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

       5.27 RELATIONS WITH GOVERNMENTS. Neither the Company nor any Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company or any Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

       5.28 DISCLOSURE. The Company has delivered or made available to CCC and Newco true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to specifically in the Schedules or that has been requested by CCC. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules and all other documents and information furnished to CCC and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. If Green or Nancy Hanna becomes aware of any fact or circumstance which would change a representation or warranty of any Stockholder in this Agreement or any representation made on behalf of the Company, they shall give notice prior to Closing of such fact or circumstance to CCC. However, such notification shall not relieve the Company or the Stockholders of their respective obligations under this Agreement.

       5.29 CCC PROSPECTUS; SECURITIES REPRESENTATIONS. Each Stockholder has received and reviewed a copy of the prospectus dated May 20, 1998 including all supplements thereto (as supplemented, the "CCC Prospectus") contained in CCC's
                                           --------------
shelf registration statement on Form S-1 (File No. 333-42317). Each Stockholder, or, to the knowledge of such Stockholder, such Stockholder's purchaser representative, (a) has such knowledge and experience in business and financial matters and such knowledge concerning the business, operations and financial condition of the Company that such Stockholder is capable of evaluating the merits and risks of an investment in the shares of CCC Common Stock, (b) fully understands the nature, scope, and duration of the limitations on transfer contained herein, in the Affiliate Agreement (if applicable), and under applicable law, and (c) can bear the economic risk of any investment in the shares of CCC Common Stock and can afford a complete loss of such investment. Each Stockholder, or such Stockholders' purchaser representative, has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to his satisfaction) from the officers of CCC concerning the business, operations and financial condition of CCC. Except as required by applicable law, the Stockholders have no contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of CCC Common Stock to be acquired by such Stockholder in the Merger.

       5.30 AFFILIATES. SCHEDULE 5.30 lists each of the persons who is, in the reasonable judgment of the Company and the Stockholders, an affiliate of the Company within the meaning of Rule 145 (each such person an "Affiliate" with
                                                             ---------
respect to the Company) promulgated under the 1933 Act.

       5.31 LOCATION OF CHIEF EXECUTIVE OFFICES. SCHEDULE 5.31 sets forth the location of the Company's chief executive offices.

       5.32 LOCATION OF EQUIPMENT AND INVENTORY. Set forth on SCHEDULE 5.32 is a list of all locations where a filing is required under the UCC (as defined below) with respect to Inventory and Equipment held on the date hereof by the Company or any Subsidiary. For purposes of this Agreement, (a) the term "Inventory" shall mean any "inventory" as such term is defined in the Uniform
 ---------
Commercial Code as in effect on the date hereof in the states listed on SCHEDULE
5.32 (the "UCC") owned by the Company and each Subsidiary as of the date hereof,
           ---
and, in any event, shall include, but shall not be limited to, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production, and all proceeds therefrom; and (b) the term "Equipment" shall mean
                                                          ---------
any "equipment" as such term is defined in the UCC owned by the Company and each Subsidiary as of the date hereof, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles owned by the Company and each Subsidiary , wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

       5.33 FIRPTA. None of the Company and its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

       5.34 CROSS-INCORPORATION. Any disclosure on any Schedule attached hereto may be deemed to be incorporated into and disclosed on any other Schedule if such disclosure is specifically cross-referenced to such other Schedule. No disclosure of any matter on any Schedule shall constitute a representation or admission by the Stockholders that such matter is "material" or would have a Material Adverse Effect as such terms are used in Article 5.


6.     REPRESENTATIONS OF CCC AND NEWCO

       To induce the Company and each Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, each of CCC and Newco jointly and severally represents and warrants to the Company and the Stockholders as follows (for purposes of this Agreement, the phrases "knowledge
                                                                      ---------
of CCC," "knowledge of Newco," "CCC's knowledge," or "Newco's knowledge" or
------    ------------------    ---------------       -----------------
words of similar import, mean the actual knowledge of the directors and officers of each of CCC and Newco.

       6.1 DUE ORGANIZATION. Each of CCC and Newco is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, and each is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of CCC or

Newco. Copies of the Certificate of Incorporation and the Bylaws of each of CCC and Newco (collectively, the "CCC Charter Documents") have been made available
                              ---------------------
to the Company. Neither CCC nor Newco is in violation of any CCC Charter
Document.

       6.2 CCC COMMON STOCK. The shares of CCC Common Stock to be delivered to the Stockholders pursuant to this Agreement, when delivered in accordance with the terms of this Agreement, will be validly and legally issued shares of CCC capital stock, fully paid and nonassessable and have been issued in compliance with all relevant federal and state securities laws.

       6.3 AUTHORIZATION; VALIDITY OF OBLIGATIONS. CCC and Newco have all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each of CCC and Newco has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by CCC and Newco and the performance by each of CCC and Newco of the transactions contemplated herein will, prior to Closing, have been duly and validly authorized by the respective Boards of Directors of CCC and Newco, and this Agreement will, prior to Closing, have been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of each of CCC and Newco enforceable against CCC and Newco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       6.4 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not:

               (a) conflict with, or result in a breach or violation of the CCC Charter Documents;

               (b) conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which CCC or Newco is a party, or by which CCC or Newco is bound, or result in the creation or imposition of any Lien, charge or encumbrance on any of CCC's or Newco's properties pursuant to
(i) any law or regulation to which either CCC or Newco or any of their respective property is subject, or (ii) any judgment, order or decree to which CCC or Newco is bound or any of their respective property is subject;

               (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of CCC or Newco;

               (d) violate any material law, order, judgment, rule, regulation, decree or ordinance to which CCC or Newco is subject, or by which CCC or Newco is bound;

               (e)  require the consent of any third party; or

          (f) violate or conflict with any preemptive or similar rights, trigger any "anti-dilution adjustment" to any right, warrant, option or convertible debt or equity security.

     6.5 CAPITALIZATION OF CCC AND OWNERSHIP OF CCC STOCK. The authorized capital stock of CCC consists of 250,000,000 shares of Common Stock, of which 39,007,472 shares are outstanding on June 1, 1998, and 500,000 shares of Convertible Non-Voting Common Stock, par value $.001 per share, of which 500,000 shares were outstanding on June 1, 1998. The authorized capital stock of Newco consists of 1,000 shares of Common Stock, of which 100 shares are outstanding. All of the issued and outstanding shares of Newco are owned beneficially, and of record by CCC. All of the issued and outstanding shares of CCC Common Stock are duly authorized and validly issued shares of CCC, fully paid and non-assessable. All of the issued and outstanding shares of CCC Common Stock have been offered, issued, sold and delivered by CCC in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares was issued in violation of the preemptive rights of any stockholder of CCC.

     6.6  CONFORMITY WITH LAW; LITIGATION.

          (a) Neither CCC nor Newco is in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a material adverse effect on the business operations, properties, assets or condition, financial or otherwise of CCC and its subsidiaries taken as a whole. CCC has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise of CCC and its subsidiaries taken as a whole.

          (b) There are no claims, actions, suits or proceedings, pending or, to the knowledge of CCC or Newco, threatened against or affecting CCC or Newco at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them that would have a material adverse effect and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against CCC or Newco or against any of the properties of either of them which would have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise of CCC and its subsidiaries taken as a whole.

     6.7 DISCLOSURE. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules and all other documents and information furnished to the Company and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. If CCC or Newco becomes aware of any fact or circumstance which would change a representation or warranty of CCC or Newco in this Agreement, they shall give notice prior to Closing of such fact or circumstance to the Company. However, such notification shall not relieve the CCC or Newco of their respective obligations under this Agreement.

     6.8 CCC PROSPECTUS. The CCC Prospectus, in the form delivered to the Stockholders pursuant to Section 5.29 hereof, does not contain, as of the date hereof, with respect to the sale of shares of CCC Common Stock to the Stockholders hereunder, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The balance sheet of CCC (including the related notes) included in the CCC Prospectus presents fairly, in all material respects, the financial position of CCC as of the date thereof in conformity with GAAP.

     6.9 REGISTRATION STATEMENT. The Shares to be delivered pursuant to this Agreement will be issued pursuant to a Shelf Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (the "Registration Statement") on May 20, 1998 and declared effective on May 20,
 ----------------------
1998. To the knowledge of CCC, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the SEC. The Shares will be subject to the contractual restrictions on resale set forth in Section 7.10 below and will be tradable in accordance with the requirements of Rule 145(d) under the 1933 Act.

     6.10 INVESTMENT INTENT. CCC is acquiring the shares of the Company for its own account and not as a nominee or agent for any other Person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the 1933 Act, and can bear the economic risk of an investment in the shares of the Company and can afford a complete loss of such investment.


7.   COVENANTS

     7.1   TAX MATTERS.

           (a) The following provisions shall govern the allocation of responsibility as between the Stockholders, on the one hand, and the Surviving Corporation, on the other, for certain tax matters following the Closing Date:

                 (i) The Representative shall cause to be prepared and cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company and its Subsidiaries for all periods ending on or before the Closing Date that are due after the Closing Date. The Stockholders shall pay to the Surviving Corporation on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes shown on the Company's and its Subsidiaries' books and records as of the Closing Date. Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by CCC which shall not be unreasonably withheld or delayed. To the extent reasonably requested by the Stockholders or required by law, CCC and the Surviving Corporation shall participate in the filing of any Tax Returns filed pursuant to this paragraph. The parties acknowledge that under Code Section 1362(e) a short-year return for the period ending the day before the Closing Date must be filed by the Company and its Subsidiaries.

                    (ii) The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date other than the short-year return required to be filed under Code Section 1362(e). The Stockholders shall pay to the Surviving Corporation within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's and each Subsidiary's books and records as of the Closing Date. Notwithstanding the preceding sentence, the Stockholders shall not be responsible for any tax that may arise under Section 4978 of the Code as a result of the consummation of the Merger. For purposes of this Section 7.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries. The Surviving Corporation will pay over to the Stockholders any Tax refunds attributable to Tax periods ending on or before the Closing Date; provided that either (i) the Company paid the Taxes subject to the refund, (ii) such Taxes were reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date, or (iii) that the Stockholders paid to the Company or to the applicable taxing authority, pursuant to this Section 7.1(a), the Taxes subject to the refund(s).

                    (iii) CCC and the Surviving Corporation on the one hand and the Stockholders on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 7.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company and its Subsidiaries for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating to Tax matters pertinent to the Company and its

Subsidiaries that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

                    (iv) The Stockholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Stockholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, CCC and the Surviving Corporation will join in the execution of any such Tax Returns and other documentation.

     7.2 LONG TERM INCENTIVE PLAN. CCC shall cause the Surviving Corporation to establish a Long Term Incentive Plan similar to the Long Term Incentive Plan currently maintained by the Company and to maintain the Long Term Incentive Plan for at least the term of the Employment Contracts.

     7.3 ACCOUNTS RECEIVABLE. In the event that all Accounts Receivable are not collected in full within 135 days (18 months for the Account Receivable described on Schedule 7.3) after the Closing then, at the request of the Surviving Corporation, the Stockholders shall pay (based on their percentage ownership of the Company immediately prior to the Effective Time) the Surviving Corporation an amount equal to the Accounts Receivable not so collected, and upon receipt of such payment the Surviving Corporation shall assign to the Stockholders making the payment all of their rights with respect to the uncollected Accounts Receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned Accounts Receivable.

     7.4 401(K) PLAN. CCC shall cause the Surviving Corporation to retain the Company's current 401(k) plan until the Surviving Corporation adopts a 401(k) plan that provides substantially the same or more favorable benefits than the Company's current 401(k) plan.

     7.5 RELATED PARTY AGREEMENTS. All Related Party Agreements, other than those listed on Schedule 7.5, will be terminated at the Closing by the Company, its Subsidiaries and/or Stockholder parties thereto. Reasonably promptly following the Closing and at the expense of CCC, the Stockholders shall, if requested by CCC direct a third party, which shall be reasonably acceptable to CCC, to evaluate if the rents with respect to each lease that is a Related Party Agreement (other than those listed on Schedule 7.5) are greater than those for comparably situated properties in the same geographic market as of the date the Related Party Agreement was entered into or as of the date of such evaluation. To the extent that such third party reasonably determines that the rents payable with respect to any such lease are 25% or more than for comparably situated properties both as of the date the Related Party Agreement was entered into and the date of the evaluation, the parties will negotiate in good faith to adjust such rents to market rates.

     7.6   COOPERATION.

           (a) The Company, the Stockholders, CCC and Newco shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president or chief financial officer of the Company shall execute any documentation reasonably required by CCC's Accountant (in connection with such accountants' audit or review of the Company) or the Nasdaq National Market.

           (b) The Stockholders and the Company shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with CCC on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

           (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby

           (d) The Company, the Stockholders and CCC shall file any information and documents that remain to be filed under the HSR Act as promptly as practicable at such time as such items are required to be filed. The Parties hereby agree to (a) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (b) promptly file, after any request by the Federal Trade Commission ("FTC") or Department of Justice ("DOJ") and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

     7.7   CONDUCT OF BUSINESS PENDING CLOSING. Except as set forth on
Schedule 7.7 or as permitted by Section 7.9A, between the date hereof and the Effective Time, the Company will and will cause each Subsidiary to (except as requested or agreed by CCC):

           (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

           (b) maintain its properties, facilities and equipment and other assets in as good working order and condition as at present, ordinary wear and tear excepted;

           (c) perform in the ordinary course of business all of its obligations under debt and lease instruments and other agreements relating to or affecting its assets, properties, equipment or rights;

           (d) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments other than in the ordinary course of business without the consent of CCC;

           (e) keep in full force and effect present insurance policies or other comparable insurance coverage;

           (f) use its best efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships and present agreements with suppliers, customers and others having business relations with the Company and its Subsidiaries;

           (g) maintain compliance in all material respects with all permits, rules, laws and regulations, consent orders and the like; and

           (h) maintain present salaries and commission levels for all officers, directors, employees, agents, representatives and independent contractors, except in the ordinary course of business consistent with past practice or as required by contract or law.

     7.8 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, the Company will afford to the officers and authorized representatives of CCC during normal business hours and with reasonable prior notice access to (i) all of the sites, properties, books and records of the Company and (ii) such additional financial and operating data and other information as to the business and properties of the Company and its Subsidiaries as CCC may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's and each Subsidiary's employees, customers, vendors, suppliers and creditors. No information or knowledge obtained in any investigation pursuant to this Section
7.8 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     7.9 PROHIBITED ACTIVITIES. Except as provided in Section 7.9A or as set forth in Schedule 7.9, between the date hereof and the Effective Time, the Company will not, and will not permit any Subsidiary to, without the prior written consent of CCC:

           (a) make any change in its Certificate of Incorporation or Bylaws, or authorize or propose the same;

           (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities, except (a) as required under any currently existing "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), any currently existing employment agreement or any currently existing buy sell agreements, (b) shares issued upon exercise of options or other rights outstanding as of the date hereof, (c) shares, if any, required to be issued under the tax-qualified employee stock ownership plan or (d) stock appreciation rights;

           (c)   declare or pay any dividend, or make any distribution
(whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except as provided above in subsection (b), or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

           (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount in excess of $50,000 individually;

           (e) increase the compensation payable or to become payable to any officer, director, Stockholder, employee, agent, representative or independent contractor; make any bonus or management fee payment to any such person (except for accrued and unpaid bonuses); make any loans or advances; adopt or amend any Plan; or grant any severance or termination pay;

           (f) create or assume any Lien (other than Permitted Encumbrances) upon any assets or properties whether now owned or hereafter acquired;

           (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice;

           (h) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries;

           (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

           (j) waive any material rights or claims of the Company or any Subsidiary, provided that the Company and each Subsidiary may negotiate and adjust bills and accounts receivable in the course of good faith disputes with customers in a manner consistent with past practice;

           (k) commit a breach of or amend or terminate any material agreement, permit, license or other right;

           (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company or any Subsidiary or any officer, director or Stockholder of the Company or any Subsidiary or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

           (m) commence a lawsuit other than for routine collection of bills and accounts receivable;

           (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

           (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of CCC; or

           (p) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 7.9(a) through (o) above.

     7.9A  PERMITTED DISTRIBUTIONS, ETC.

           Notwithstanding Section 7.7, 7.9 or any other provision of this Agreement, the Company and Stockholders shall, at any time on or before the Closing, be permitted to:

           (a) Distribute the stock of Regency Aviation Company, Inc. ("Regency Aviation") to the Stockholders, or dissolve and liquidate Regency Aviation and distribute any assets therein (or any portion thereof), to the Stockholders;

           (b) Distribute any cash or cash equivalents (investment securities, money market instruments, etc.) to the Stockholders;

           (c) Distribute any other asset of the Company or any of its subsidiaries which is not used or useful in the Company's and its Subsidiaries' electrical contracting business (including, without limitation, the Company's rights in respect of any split dollar life insurance policy on the life of Green); or

           (d) Pay any transaction costs on behalf of the Company or its Stockholders incurred in connection with this Agreement and the transaction contemplated hereby.

           None of the foregoing distributions shall cause any representation, warranty, covenant or agreement herein to be untrue or in violation and such aforesaid provisions shall be deemed modified to the extent necessary to avoid such untruth or violation; provided that, nothing in this Section 7.9A shall change the requirement that a Merger Consideration Adjustment be made to the extent Actual Net Worth is determined to be less than $4,500,000.

     7.10 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company and each Subsidiary shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if requested by CCC, and shall provide CCC with proof that any required notice has been sent.

     7.11  SALES OF CCC COMMON STOCK.

           (a) Except with the consent of CCC, no Stockholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any shares of CCC Common Stock received by such Stockholder in the Merger as the Merger Consideration prior to the first anniversary of the Closing. Thereafter, up to one-third of the shares of CCC Common Stock received by a Stockholder as part of the Merger Consideration may be resold at any time after the first anniversary of the Closing, an additional one-third may be resold beginning eighteen months after the Closing by each Stockholder and the remaining one-third may be resold beginning on March 12, 2000. Notwithstanding anything in the foregoing to the contrary, a Stockholder may transfer shares of CCC Common Stock to a Related Party for estate planning purposes, provided that such Related Party transferee (i) acknowledges the contractual restrictions relating to the transfer of such shares set forth in this Section 7.11 and (ii) agrees to be bound by the same. For purposes hereof, "Related Party" means, with respect to any Person that is an individual, any spouse, lineal descendant (including by adoption), executor, administrator, trustee, legatee or beneficiary of such Person or any other Person controlled by such Person or as to which such Person or Persons are beneficiaries. For purposes hereof, "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership or other entity or organization. Transfers of shares of CCC Common Stock by employees of CCC also are subject to CCC policies against insider trading and the misuse of material non-public information and compliance with applicable securities laws and rules. Persons who become affiliates of CCC may be subject to additional restrictions on the trading of their CCC Common Shares pursuant to applicable law.

           (b)   Each Stockholder agrees to sell the shares of CCC Common
Stock to be received by such Stockholder in the Merger only in accordance with the requirements, if any, of applicable law, including, without limitation, Rule 145(d) promulgated under the 1933 Act or any successor to such rule. CCC acknowledges that the provisions of this Section 7.10(b) will be satisfied as to any sale by a Stockholder of the CCC Common Stock that the Stockholder may acquire pursuant to the Merger by a broker's letter and a letter from the Stockholder with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3).

           (c) The certificate or certificates evidencing the shares of CCC Common Stock to be delivered to the Stockholders in the Merger will bear restrictive legends substantially in the following forms as long as applicable:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), MAY
                                                  --------------

         APPLY. IF RULE 145 APPLIES, PRIOR TO [ONE YEAR FROM DATE OF
                                               ---------------------
         ACQUISITION], THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH
         -----------
         THE PROVISIONS OF RULE 145(d)(1) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. WITHOUT LIMITING THE FOREGOING, IF RULE 145 APPLIES, AFTER [ONE YEAR FROM DATE OF ACQUISITION], THESE SHARES MAY BE
                         ---------------------------------
         TRANSFERRED BY NON-AFFILIATES OF THE ISSUER UNDER RULE 145(d)(2) SO LONG AS THE ISSUER IS CURRENT IN ITS REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR UNDER ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER EXPIRING ON MARCH 12, 2000, PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JUNE 1, 1998 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, RECI ACQUISITION CORP.,
               ---------
         REGENCY ELECTRIC COMPANY, INC. (THE "COMPANY") AND THE STOCKHOLDERS OF
                                              -------
         THE COMPANY. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT EXCEPT TO THE EXTENT SUCH SALE, TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED.

               (d) Each of the certificates evidencing the Pledged Assets will, as long as such shares are subject to Section 3.2 hereof, bear restrictive legends substantially in the following forms:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PLEDGED AS COLLATERAL PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED JUNE 1, 1998 BY AND AMONG CONSOLIDATION CAPITAL CORPORATION, RECI ACQUISITION CORP., REGENCY ELECTRIC COMPANY, INC. (THE "COMPANY") AND THE STOCKHOLDERS OF THE COMPANY. PRIOR TO THE
               -------
         EXPIRATION OF THE PLEDGE AS SET FORTH IN SUCH AGREEMENT, SUCH SHARES MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF.

         7.12  CCC STOCK OPTIONS. Subject to prior approval by the Compensation
               -----------------
Committee of the Board, options to purchase 250,000 shares of CCC Common Stock shall be available for issuance immediately after the Closing to the key employees of the Surviving Corporation, as determined by the current Board of the Company, in accordance with CCC's policies, and authorized and issued under the terms of CCC's 1997 Long-Term Incentive Plan. The exercise price of such options shall be equal to the fair market value of the underlying shares of CCC Common Stock at date of grant and such options shall have vesting provisions established by the Compensation Committee of the Board. The value of such options on the Merger Effective Date together with the Base Merger Consideration, Contingent Merger Consideration and the aggregate amount of distributions permitted to be made hereunder to the Stockholders after March 31, 1998 and before the Closing Date is the "Aggregate Merger
                                                   ----------------
Consideration."
-------------

     7.13 TAX COVENANT. CCC, Newco and the Company shall treat the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and any comparable state or local tax statute.

     7.14 TAX FREE REORGANIZATION PROTECTION. Prior to the Effective Time, CCC, Newco, the Stockholders and the Company will each use their best efforts to cause the Merger to qualify, and prior to the Effective Time and on and after the Closing Date, will refrain from taking any actions that would result in the Merger failing to qualify, as a reorganization as defined under Code Section 368(a)(1)(A) and Section 368(a)(2)(D). After the Effective Time, CCC, Newco, the Stockholders and the Company will refrain from taking any actions that would cause the stock paid to the Stockholders pursuant to Section 2.3 of this Agreement to be taxable to the Stockholders upon receipt.

     7.15 EXECUTIVE EMPLOYMENT AGREEMENTS. CCC shall cause the Surviving Company (or its subsidiaries) to enter into employment agreements that include the executive compensation bonus plan as previously disclosed to CCC by the Company with Nancy Hanna, Steven L Fowler, Gary A. Moore, Richard A. Wells, Randy C. Sossamon and Darrell W. Crochet in substantially the same form as set forth in SCHEDULE 7.15 (the "Employment Agreements") effective as of the Closing Date.

     7.16 DIRECTOR AND OFFICER INDEMNIFICATION. CCC will provide to each director and officer of the Surviving Corporation, during the term of his service, directors and officers insurance having coverage at least as comprehensive as the directors and officers insurance currently maintained by CCC. In addition, all rights to indemnification for acts or omissions occurring prior to the Closing now existing in favor of current or former directors, officers, employees or agents of the Company required by applicable law, the Company's Charter or bylaws shall survive the Merger and continue in full force and effect in accordance with their terms for a period of at least six years from the Closing Date.

     7.17 INDEMNIFICATION OF LICENSE HOLDERS. CCC shall cause the Surviving Corporation to indemnify each of the employees listed on SCHEDULE 5.13 for any claim arising in connection with the Surviving Corporation's use of the Permits listed opposite each such employee's name on such Schedule.

 8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCC AND NEWCO

     The obligation of CCC and Newco to effect the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions and deliveries:

     8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. (a) All of the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except (i) as to representations and warranties as of a specific date, (ii) as permitted by 7.7, 7.9 and 7.9A, (iii) which would not have a Material Adverse Effect; and (b) all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied except where the failure to do so would not have a Material Adverse Effect; and (c) a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each Stockholder shall have been delivered to CCC.

     8.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging CCC's proposed acquisition of the Company, or limiting or restricting CCC's conduct or operation of the business of the Company (or its own business) which has a reasonable likelihood of succeeding following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit claim or proceeding of any nature pending or threatened against CCC, Newco or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

     8.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, since the Balance Sheet Date; and CCC shall have received a certificate signed by each Stockholder dated the Closing Date to such effect.

     8.4 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Stockholder of the transactions contemplated hereby, shall have been obtained and made. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action by the Department of Justice ("DOJ") or Federal Trade Commission ("FTC") challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     8.5 OPINION OF COUNSEL. CCC shall have received an opinion from counsel to the Company and the Stockholders, dated the Closing Date, in form and substance satisfactory to CCC.

     8.6 CHARTER DOCUMENTS. CCC shall have received (a) a copy of the Certificate of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company.

     8.7 QUARTERLY FINANCIAL STATEMENTS. CCC shall have received from the Company completed quarterly financial statements for any quarter ending after the date of the Interim Financials in a form reasonably satisfactory to CCC.

     8.8 AFFILIATE AGREEMENTS. The Stockholders listed on SCHEDULE 5.30 shall have entered into an Affiliate Agreement in the form set forth as SCHEDULE 8.8.

     8.9 STOCKHOLDERS' RELEASE. The Stockholders shall each have delivered to CCC an instrument dated the Closing Date in the form of EXHIBIT 8.9.

     8.10 BOARD APPROVAL. This Agreement and the Merger shall have been adopted and approved by the Board of CCC.

     8.11 GREEN EMPLOYMENT AGREEMENT. Green shall have entered into an employment agreement with the Surviving Corporation in the form attached hereto as SCHEDULE 8.11.

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

     The obligation of the Stockholders and the Company to effect the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions and deliveries:

     9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. (a) All of the representations and warranties of CCC and Newco contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; (b) all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by CCC and Newco on or before the Closing Date shall have been duly complied with, performed or satisfied; and (c) a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of CCC shall have been delivered to the Company and the Stockholders.

     9.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging CCC's proposed acquisition of the Company, limiting or restricting CCC's conduct or operation of the business of the Company (or its own business) following the Merger or restraining or prohibiting the Company or the Stockholders from consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature having a reasonable likelihood of success pending or threatened, against CCC, Newco, the Stockholders, or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, financial condition, results of operations or prospects of CCC and its subsidiaries taken as a whole.

     9.3 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by CCC and Newco of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action by the DOJ or FTC challenging or seeking to enjoin the consummation of the DOJ transactions contemplated hereby shall be pending.

     9.4 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, properties, assets, or condition (financial or otherwise) of CCC and its subsidiaries, taken as a whole, since the date of this Agreement, and the Stockholders shall have received a certificate signed by CCC and Newco dated the Closing Date to such effect; provided, however, that the Stockholders and the Company shall be required to effect the Merger (and this condition shall be deemed satisfied) if the foregoing matters, taken together, would not, in the reasonable discretion of the Stockholders and the Company, have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise, of CCC and its subsidiaries taken as a whole.

     9.5 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The persons set forth in Section 1.3(d) shall have been appointed, effective at the Effective Time, to serve as officers and directors of the Surviving Corporation.

     9.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have afforded Green the opportunity to enter into, at Closing, an employment agreement with the Surviving Corporation in substantially the form of SCHEDULE 8.11 hereto. The Surviving Corporation (or its subsidiaries) shall have afforded the persons listed in Section 7.14 the opportunity to enter into, at Closing, an employment agreement with the Surviving Corporation (or its subsidiaries) in substantially the form of SCHEDULE 7.14 hereto (the "Employment Agreements").
                                       ---------------------

     9.7 REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the SEC and the shares of CCC Common Stock to be issued as part of the Base Merger Consideration shall have been approved for listing on Nasdaq.


 10. INDEMNIFICATION

     10.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless CCC, Newco and the

Surviving Corporation and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, an "CCC
                                                                    ---
Indemnified Party" and collectively, "CCC Indemnified Parties") from, against
-----------------                     -----------------------
and in respect of all liabilities, losses, claims, damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by
                             -------
the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

          (a) any breach of any representation or warranty of the Stockholder or the Company set forth in this Agreement or any Schedule, certificate or other document or instrument, delivered by or on behalf of the Stockholder or the Company in connection herewith; or

          (b) any nonfulfillment of any covenant or agreement by the Stockholders or, prior to the Effective Time, the Company, under this Agreement or certificate or other document or instrument, delivered by or on behalf of the Stockholders or the Company in connection herewith.

     10.2 GENERAL INDEMNIFICATION BY CCC AND NEWCO.   CCC and Newco, jointly and
severally, covenant and agree to indemnify, defend, protect and hold harmless the Stockholders and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, a "Shareholder
                                                                   -----------
Indemnified Party" and collectively, the "Shareholder Indemnified Parties")
-----------------                         -------------------------------
from, against and in respect of all Damages suffered, sustained, incurred or paid by the Shareholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

          (a) any breach of any representation or warranty of CCC or Newco set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of any CCC or Newco in connection herewith; or

          (b) any nonfulfillment of any covenant or agreement by CCC or Newco under this Agreement.

     10.3 LIMITATION AND EXPIRATION.  Notwithstanding the above:

          (a) there shall be no liability for indemnification under Section 10.1 or 10.2 unless, and solely to the extent that the aggregate amount of Damages exceeds an amount equal to one percent of the Aggregate Merger Consideration (the "Indemnification Threshold") at which time the Indemnifying Party (defined
      -------------------------
in Section 10.4 below) shall be liable for all Damages from the first dollar; provided, however, that the Indemnification Threshold shall not apply to (i) adjustments to the Merger Consideration as set forth in Sections 2.2 and 3.1; or
(ii) Damages arising out of any breaches of the covenants of the Stockholders set forth in this Agreement which occur to the knowledge of the Company; or
(iii) representations and warranties made in (A) Section 5.23 (taxes), or (B) Sections 5.22(b) (litigation) and 5.26 (environmental matters), and with respect to this clause

(B), the Indemnifying Party shall only be liable for Damages to the extent such Damages exceed $150,000.

          (b) the aggregate amount of any liability for Damages of the Stockholders, CCC and Newco under this Article 10 shall not exceed 50% of the Base Merger Consideration except with regard to any Damages that occur as a result of fraudulent misrepresentations or fraudulent acts of the Stockholders, the Company, its Subsidiaries, CCC or Newco, as applicable;

          (c) the indemnification obligations under this Article 10, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 10.3(c):

               (i)

                    (1) except as to representations, warranties, and covenants specified in clause (i)(2) of this Section 10.3(c), the first anniversary of the Closing Date, or

                    (2) with respect to representations and warranties contained in 5.23 (taxes), 5.26 (environmental matters), and the indemnification set forth in Section 10.1(b) on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) five (5) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) two (2) years after the Closing Date for any other Claim covered by clause (i)(2)(B) of this Section 10.3(c); or

               (ii) the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this Section 10.3(c) (such claims referred to as "Pending Claims").
                --------------

          (d) the Stockholders shall have no liability under this Article 10 in respect of any Damages to the extent the amount thereof has been recouped by CCC in the form of a as a result of any reduction to the Merger Consideration pursuant to the provisions of Sections 2.2(b)-(d).

          (e) to the extent of the amount CCC actually receives pursuant to a Merger Consideration Adjustment that is directly attributable to a decrease in the Actual Closing Net Worth that consists of a liability for which CCC would otherwise be entitled to indemnification under this Article 10;

          (f)  Damages will be net of:

               (i) any amounts recovered from third parties by way of indemnification;

               (ii) insurance proceed and other receipts or other reimbursement of losses from third parties; and

               (iii) amounts attributable to any tax benefit if actually realized with respect to the loss.

          The Indemnified Parties agree to pursue the remedies described under the foregoing clauses (i) through (iii) in good faith and acknowledge that such remedies are not the Indemnified Parties' exclusive remedies.

          (g) Damages shall not under any circumstances include punitive or consequential Damages;

          (h) the Indemnified Parties shall have no right to be indemnified for Damages arising out of breaches of a representation or warranty occurring prior to Closing if disclosed to the Indemnified Party prior to Closing;

          (i) upon making a payment of Damages, the Indemnifying Party shall be subrogated to the extent of such payment, to any rights of the Indemnified Party in respect of the matter underlying the claim.

     10.4 INDEMNIFICATION PROCEDURES. All claims or demands for indemnification under this Article 10 ("Claims") shall be asserted and resolved as follows:
                        ------

          (a) In the event that any CCC Indemnified Party or Stockholder Indemnified Party (in either case, an "Indemnified Party") has a Claim against
                                       -----------------
any party obligated to provide indemnification pursuant to this Article 10 (the "Indemnifying Party") which does not involve a Claim being asserted against or
 ------------------
sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not
                           ------------
notify the Indemnified Party within thirty days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 10.4(a), the Indemnified Party shall respond in a written statement to the objection within thirty days and, for sixty days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

          (b)

               (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified
                                       -----------------
Party shall deliver a Claim Notice to the Indemnifying Party. The Indemnifying Party shall have thirty days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

               (ii) In the event that the Indemnifying Party timely notifies the Indemnified Party that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Surviving Corporation or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim, provided that the Indemnified Party shall not settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

          (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

          (d) Subject to the provisions of Section 10.3, the Indemnified Party's failure to give timely notice as required by this Section 10.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     10.5 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS. All representations, warranties and covenants made by the Company, the Stockholders, CCC and Newco in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations of the Company, the Stockholders, CCC and Newco will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in Section 10.3.

     10.6 EXCLUSIVE REMEDIES. The remedies set forth in this Article 10 shall be the exclusive remedies available for any breach of this Agreement except with regard to any Damages that occur as a result of fraudulent misrepresentations or fraudulent acts of the Stockholders, the Company, its Subsidiaries, CCC or Newco, as applicable.

     10.7 RIGHT TO SET OFF. Subject to the Stockholders' right to satisfy claims relating to Pledged Assets in cash as provided in Section 3.2(c), CCC shall have the right, but not the obligation, to set off, in whole or in part, against the Pledged Assets, amounts finally determined under Section 10.4 to be owed to CCC by the Stockholders under Section 10.1 hereof.


 11. NONCOMPETITION

     11.1 PROHIBITED ACTIVITIES. Except as described on SCHEDULE 11.1 hereto or as otherwise provided in an employment agreement with CCC or a subsidiary of CCC, the Surviving Corporation or any other subsidiary of CCC, Green agrees, for a period of two years following the Closing Date, not to:

           (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any electrical contracting products or services (the "Business") in
                                                              --------
direct competition with the Surviving Corporation or CCC's other electrical contracting subsidiaries within 100 miles of any office of CCC or any office of its subsidiaries engaged in the Business (the "Territory");
                                               ---------

           (b) call upon any person who is, at that time, or who was at any time within one year prior to that time, an employee of the Company (including its subsidiaries) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of CCC (including its subsidiaries);

           (c) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer the Company or CCC (including their respective subsidiaries engaged in the Business) within the Territory for the purpose of soliciting or selling products or services within the Territory which are in direct competition with the Surviving Corporation or CCC's other subsidiaries engaged in the Business;

          (d) call upon any prospective acquisition candidate, on the Stockholder's own behalf or on behalf of any competitor, which candidate either was called upon by the Company or CCC (including their respective subsidiaries) or was the subject of an acquisition analysis conducted by the Company or CCC (including their respective subsidiaries); or

          (e) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Green from acquiring as an investment not more than 2.5 percent of the outstanding voting capital stock of a competing business, whose stock is traded on a national securities exchange or through the auto mated quotation system of a registered securities association.

     11.2 DAMAGES. Because of the difficulty of measuring economic losses to CCC and the Surviving Corporation as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to CCC and the Surviving Corporation for which they would have no other adequate remedy, each Stockholder subject to this Article 11 agrees that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by CCC or the Surviving Corporation by, without limitation, injunctions and restraining orders.

     11.3 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Article 11 impose a reasonable restraint on Green subject to this Article 11 in light of the activities and business of CCC on the date of the execution of this Agreement and the current and future plans of CCC and the Surviving Corporation (as successors to the businesses of the Company).

     11.4 SEVERABILITY; REFORMATION. The covenants in this Article 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     11.5 INDEPENDENT COVENANT. All of the covenants in this Article 11 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Stockholders against the Company, the Surviving Corporation or CCC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants.

     11.6 MATERIALITY. The Company and the Stockholders hereby agree that the covenants set forth in this Article 11 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

12.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         12.1 STOCKHOLDERS. Green recognizes and acknowledge that he has in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. Green agrees that he will not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of CCC, unless Green can show that such information has become known to the public generally through no fault of Green. In the event of a breach or threatened breach by Green of the provisions of this Article 12, CCC and the Surviving Corporation shall be entitled to an injunction restraining Green from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CCC and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         12.2 CCC. CCC recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to certain confidential information of the Company, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. CCC agrees that it will not disclose any confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without prior written consent of the Stockholders. In the event of a breach or threatened breach by CCC of the provisions of this Article 12, the Stockholders shall be entitled to an injunction restraining CCC from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         12.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, CCC, the Surviving Corporation and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.


13.      GENERAL

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

              (a) by mutual consent of the boards of directors of CCC and the Company; or

              (b) by the Stockholders and the Company as a group, on the one hand, or by CCC, on the other hand, if the Closing shall not have occurred on or before July 31, 1998, provided that the right to terminate this Agreement under this Section 13.1(b) shall not be available to either party (with the Stockholders and the Company deemed to be a single party for this purpose and CCC and Newco deemed to be a single party for this purpose) whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

              (c) by the Stockholders and the Company as a group, on the one hand, or by CCC, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Stockholders and the Company deemed to be a single party for this purpose and CCC and Newco deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

              (d) by the Stockholders and the Company as a group, on the one hand, or by CCC, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule or regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make the consummation of the Merger illegal.

         13.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become ineffective, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or shareholders. Notwithstanding the foregoing sentence, (i) the provisions of this Article 13 shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 13.1(c) above, then notwithstanding the provisions of Section 13.7 below, the breaching party (with the Stockholders and the Company deemed to be a single party for purposes of this Article 13), shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

         13.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CCC, and the heirs and legal representatives of the Stockholders.

         13.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement except the Confidentiality Agreement dated as of May 21, 1998, between the Company, Mid-Atlantic Companies Ltd. and CCC. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 11.4. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

         13.6 BROKERS AND AGENTS. CCC and Newco (as a group) and the Company and each Stockholder (as a group) each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement other than the Company's engagement of Mid-Atlantic and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

         13.7 EXPENSES. CCC has and will pay the fees, expenses and disbursements of CCC and Newco and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Company has and will pay the fees, expenses and disbursements of the Stockholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement; provided that any such fees due after the Closing (which shall promptly be paid by the Surviving Corporation) shall be deemed accrued as of the Closing Date for purposes of determining the Actual Closing Net Worth.

         13.8 SPECIFIC PERFORMANCE; REMEDIES. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition provisions set forth in Article 11 and the confidentiality obligations set forth in Article 12. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

         13.9 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

         If to CCC, Newco or the Surviving Corporation to:

                  Consolidation Capital Corporation
                  800 Connecticut Avenue, N.W.
                  Suite 1111
                  Washington DC  20006
                  Attn:  F. Traynor Beck
                  Executive Vice President, General Counsel and Secretary (Telefax: (202) 261-6020)

                  with a required copy to:

                  Morgan, Lewis & Bockius LLP
                  2000 One Logan Square
                  Philadelphia, PA   19103
                  Telefax: (215) 963-5299
                  Attention: N. Jeffrey Klauder

         If to any Stockholder to:

                  Regency Electric Company, Inc.
                  The Regency Electric Building
                  6601 Southpoint Drive North, Suite 300
                  Jacksonville, FL  32216
                  Attention: Alan Green
                  (Telefax: (904) 281-9740)

                  with a required copy to:

                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York, NY 10154-0037
                  Attn: Christopher Aidun
                  (Telefax: (212) 407-4990)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

         13.10 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction.

         13.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 11.4.

         13.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

         13.13 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

         13.14 ACCOUNTING TERMS. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP consistently applied.

         13.15 REPRESENTATIVE. Each of the Stockholders hereby appoints Green as his exclusive agent and attorney-in-fact to act on his behalf with respect to any and all matters, claims, controversies, or disputes arising out of the terms of this Agreement (the "Representative"). Each Stockholder further agrees that
                        --------------
upon the vote of the Stockholders holding a majority of the stock of the Company immediately preceding the Closing (the "Stockholder Approval") the
                                        --------------------
Representative shall have the power to take any and all actions which the Representative believes are necessary or appropriate or in the best interests of the Stockholders, as fully as if the Stockholders were acting on their own behalf, including without limitation, consenting to, and settling any and all claims, disputes or controversies arising hereunder (including without limitation the calculation and payment of the Merger Consideration), conducting all negotiations with and otherwise dealing with CCC and the Surviving Corporation and engaging counsel, accountants and other representatives in connection with the foregoing matters. CCC and the Surviving Corporation shall have the right to rely on any actions taken or omitted to be taken by the Representative as being the act or omission of the Stockholders, without the need for any inquiry, and any such actions or omissions shall be binding upon the Stockholders. The Stockholders shall have the right to change the identity of the Representative upon Stockholder Approval and shall deliver to CCC and the Surviving Corporation prompt written notice of any such change of identity, which upon receipt by CCC and the Surviving Corporation will effect said change. The Stockholders agree to hold the Representative free and harmless from and indemnify the Representative against any and all loss, damage or liability which he may sustain as a result of any action taken in good faith hereunder, including, without limitation, any legal fees and expenses.

         13.16 UNANIMOUS WRITTEN CONSENT OF STOCKHOLDERS. The execution of this Agreement by all of the Stockholders shall constitute unanimous written consent of all of the stockholders of the Company approving the this Agreement as a plan of merger within the meaning of the State Corporate Laws.


                           [Execution Page Following]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   CONSOLIDATION CAPITAL
                                   CORPORATION


                                   By: /s/ F. Traynor Beck
                                       --------------------------------------
                                       F. Traynor Beck
                                       Executive Vice President


                                   RECI ACQUISITION CORP.


                                   By: /s/ F. Traynor Beck
                                       --------------------------------------
                                       F. Traynor Beck
                                       Executive Vice President & Secretary


                                   REGENCY ELECTRIC COMPANY, INC.


                                   By: /s/ Alan J. Green
                                       --------------------------------------
                                       Alan J. Green
                                       President


                                   STOCKHOLDERS:

                                   /s/ Alan J. Green
                                   ------------------------------------------
                                   Alan J. Green


                                   ALAN J. GREEN, GRANTOR RETAINED
                                   ANNUITY TRUST

                                   /s/ Nancy L. Hanna
                                   ------------------------------------------
                                   Nancy L. Hanna, Trustee

                                   MATTHEW GREEN IRREVOCABLE TRUST

                                   /s/ Nancy L. Hanna
                                   -----------------------------------
                                   Nancy L. Hanna, Trustee


                                   KEVIN GREEN IRREVOCABLE TRUST

                                   /s/ Nancy L. Hanna
                                   -----------------------------------
                                   Nancy L. Hanna, Trustee


                                   PAMELA L. GREEN GRANTOR RETAINED
                                   ANNUITY TRUST

                                   /s/ Nancy J. Green
                                   -----------------------------------
                                   Nancy L. Hanna, Trustee

                        Index of Certain Defined Terms
                        ------------------------------

1933 Act ....................................................................................................     4
Accounts Receivable .........................................................................................    15
Actual Closing Net Worth ....................................................................................     8
Actual Earn Out EBIT ........................................................................................     4
Affiliate ...................................................................................................    28
Affiliates ..................................................................................................    62
Agreement ................................................................................................... 1, 40
Audited Financials ..........................................................................................    13
Balance Sheet Date ..........................................................................................    13
Base Merger Consideration ...................................................................................     3
CCC .........................................................................................................     1
CCC Charter Documents .......................................................................................    30
CCC Common Stock ............................................................................................     3
CCC Prospectus ..............................................................................................    28
CCC's Accountant ............................................................................................  5, 8
CCC's knowledge .............................................................................................    29
Certificates ................................................................................................     7
Charter Documents ...........................................................................................    11
Claim Notice ................................................................................................    47
Claims ......................................................................................................    47
Closing .....................................................................................................    10
Closing Date ................................................................................................    10
Code ........................................................................................................     1
Company ..................................................................................................... 1, 40
Company Common Stock ........................................................................................     1
Company Financial Statements ................................................................................    13
Company Hazardous Materials Activities ......................................................................    27
Company's knowledge .........................................................................................    10
Constituent Corporations ....................................................................................     1
Contingent Merger Consideration .............................................................................     4
Contingent Merger Consideration Payment Date ................................................................     6
controlled group ............................................................................................20, 21
Damages .....................................................................................................    45
DOJ .........................................................................................................    35
Earn Out EBIT Notice ........................................................................................     5
Earn Out Period Average Price ...............................................................................     6
Effective Time ..............................................................................................    10
employee benefit plan .......................................................................................    36
Environmental Permits .......................................................................................    27
Equipment ...................................................................................................    29
ERISA .......................................................................................................    20

Financial Adjustment Notice ................................................................................      8
FTC ........................................................................................................     35
GAAP .......................................................................................................      4
GCL ........................................................................................................      1
golden parachute ...........................................................................................     20
group health plans .........................................................................................     21
Hazardous Material .........................................................................................     27
Indemnification Threshold ..................................................................................     45
Indemnified Parties ........................................................................................     45
Indemnified Party ..........................................................................................     45
Indemnifying Party .........................................................................................     47
Interim Balance Sheet ......................................................................................     13
Interim Financials .........................................................................................     13
Interim Period Average .....................................................................................      4
Inventory ..................................................................................................     29
knowledge of CCC ...........................................................................................     29
knowledge of Newco .........................................................................................     29
knowledge of the Company ...................................................................................     10
leased Real Property .......................................................................................     16
liabilities ................................................................................................     14
Lien .......................................................................................................     12
Material Adverse Effect ....................................................................................     11
Material Contracts .........................................................................................     17
Merger .....................................................................................................      1
Merger Consideration .......................................................................................      6
Merger Consideration Adjustment ............................................................................      8
Merger Documents ...........................................................................................     10
Merger Price ...............................................................................................      3
multiemployer pension plan .................................................................................     20
Net Worth Target ...........................................................................................      4
New Accounting Firm ........................................................................................      5
Newco ......................................................................................................      1
Newco's knowledge ..........................................................................................     29
PBGC .......................................................................................................     20
Pending Claims .............................................................................................     46
Permits ....................................................................................................     15
Permitted Encumbrances .....................................................................................     16
Person .....................................................................................................     39
Plans ......................................................................................................     20
Pledged Assets .............................................................................................      9
Post-Closing Audit .........................................................................................      8
Prime Rate .................................................................................................      5
Qualified Plans ............................................................................................     20
Real Property ..............................................................................................     15

Registration Statement ...................................................................................       32
Related Party ............................................................................................       39
Related Party Agreements .................................................................................       17
Release Date .............................................................................................        9
reportable events ........................................................................................       21
Representative ...........................................................................................       55
Revised Earn Out EBIT ....................................................................................        5
Securities Act ...........................................................................................       39
Shareholder Approval .....................................................................................       55
Shareholder Indemnified Parties ..........................................................................       45
Stockholder ..............................................................................................        1
Surviving Corporation ....................................................................................        1
Tax ......................................................................................................       24
Tax Return ...............................................................................................       24
tax-free reorganization ..................................................................................        1
Territory ................................................................................................       49
Third Party Claim ........................................................................................       47
UCC ......................................................................................................       29

                                   SCHEDULES

5.1           Due Organization
5.3           No Conflicts
5.4           Capital Stock of the Company
5.5           Transactions in Capital Stock
5.6(a)        Subsidiaries
5.6(b)        Other Holdings of Company
5.6(c)        Promissory Notes
5.7           Predecessor Status
5.8           Stockholder Claims
5.9(b)        EBIT add-backs
5.9           Financial Statements
5.10          Liabilities and Obligations; Capital Expenditures; Indebtedness as
              of the Balance Sheet Date
5.11          Accounts and Notes Receivable
5.13          Permits
5.14(c)       Real Property Leased; Permitted Encumbrances
5.14(c)(i)    Liens securing indebtedness for borrowed money that CCC or one of its affiliates has agreed to assume at Closing.
5.14(d)       Landlord Interests
5.17(a)       Material Contracts
5.17(c)       Outstanding balances on all loans or credit agreements
5.17(d)       Breaches/defaults/terminations/liens on Material Contracts caused by transaction
5.18          Government Contracts
5.19          Insurance
5.20          Labor and Employment Matters
5.21          Employment Benefit Plans
5.22(a)       Conformity with Law
5.22(b)       Litigation
5.23          Taxes
5.24          Absence of Changes
5.25          Deposit Accounts; Powers of Attorney
5.26          Environmental Matters
5.30          "Affiliates" under the 1933 Act
5.31          Location of chief executive offices
5.32          Location of Equipment and Inventory
7.3           Title Insurance and Surveys
7.4           Related Party Agreements
7.6           Conduct of Business Pending Closing
7.8           Prohibited Activities
8.5           Opinion of Counsel

8.9           Stockholders' Releases
8.11          Employment Agreement
11.1          Prohibited Activities